                                                                    Exhibit 99.2

                          INDEPENDENT TECHNICAL REVIEW

                            MIDWEST GENERATION ASSETS

                                 PUBLIC VERSION


                              EDISON MISSION ENERGY


                                   J.O. 59380

                                 MARCH 16, 2004


                                 COPYRIGHT 2004
                  STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.
                                DENVER, COLORADO

                                TABLE OF CONTENTS

SECTION 1.0 - EXECUTIVE SUMMARY AND CONCLUSIONS                                1

   1.1   Executive Summary                                                     1
   1.2   Conclusions                                                           2

SECTION 2.0 - ASSET DESCRIPTION                                                5

   2.1   Crawford Station                                                      5
   2.2   Fisk Station                                                          8
   2.3   Waukegan Station                                                     10
   2.4   Joliet Station                                                       13
   2.5   Will County Station                                                  15
   2.6   Powerton Station                                                     18
   2.7   Collins Station                                                      21
   2.8   Peaking Units (Combustion Turbines)                                  23

SECTION 3.0 - CONTRACTUAL AGREEMENTS                                          26

   3.1   Power Purchase Agreements                                            26
   3.2   Interconnection and Easement Agreements                              28
   3.3   Coal Supply And Delivery Agreements                                  29
   3.4   Ash Removal Agreement-Discuss With Ray Note No Pricing Is Shown      30
   3.5   Gas Supply and Transportation Agreements                             31
   3.6   Fuel Oil Supply                                                      31

SECTION 4.0 - OPERATIONS AND MAINTENANCE                                      32

   4.1   Operations                                                           32
   4.2   Maintenance                                                          38

SECTION 5.0 - ENVIRONMENTAL ISSUES                                            42

   5.1   Air Emissions Issues                                                 42
   5.2   Water Quality Issues                                                 51
   5.3   Ash Reuse and Disposal Issues                                        54
   5.4   Site Contamination and Hazardous Materials Issues                    56

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                                   ATTACHMENTS


               1.  PROJECT DOCUMENTS RECEIVED

               2.  SITE PHOTOGRAPHS

               3.  VICINITY MAPS

               4.  SITE PLANS

               5.  BOILER AND AUXILIARY EQUIPMENT
                   CONDITION EVALUATION TABLE

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                                                                         Page ii

                                  LEGAL NOTICE

     This document was prepared by Stone & Webster Management Consultants, Inc. ("Stone & Webster"). Neither Stone & Webster nor Edison Mission Energy ("EME") nor any person acting in their behalf including any party contributing to it: (a) makes any warranty, expressed or implied, with respect to the use of any information or methods disclosed in this report; or (b) assumes any liability with respect to the use of any information or methods disclosed in this report.

     Any recipient of this report including any prospective lenders, owner, or third parties, by their receipt and use of this report hereby releases EME and Stone & Webster from any liability for direct, indirect, or consequential loss or damage, whether arising in contract, tort (including negligence), strict liability, or otherwise.

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

                 SECTION 1.0 - EXECUTIVE SUMMARY AND CONCLUSIONS

1.1    EXECUTIVE SUMMARY

Stone & Webster Management Consultants, Inc. ("Stone & Webster"), as independent technical consultant, performed a technical review and assessment of the Midwest Generation Assets ("the Projects") for the benefit of prospective lenders and debt underwriters. The assessment consisted of a Project document review of the Midwest Generation units ("Facilities") and discussions with Project participants.

Midwest Generation LLC ("Midwest Gen"), a subsidiary of Edison Mission Energy ("EME"), purchased the Projects from Commonwealth Edison Company ("ComEd") in December 1999 and assumed operating responsibility.

The Projects are comprised of six coal-fired power stations (Crawford Station, Fisk Station, Waukegan Station, Will County Station, Joliet Station, and Powerton Station with a total of 15 boiler/steam turbine combinations capable of producing 5,621 MW), one gas/oil-fired power station (Collins Station with a total of five boiler/steam turbine combinations capable of producing 2,698 MW), onsite combustion turbine peaking units (located at Crawford, Fisk, Waukegan, and Joliet capable of producing an average 477 MW), and offsite combustion turbine peaking units (located at Calumet, Electric Junction, Lombard, and Sabrooke capable of producing an average 422 MW). The generation assets total 9,218 MW of base-loaded, cycling and peaking units located in northeastern Illinois.

Midwest Gen executed the Power Purchase Agreements ("PPAs") with ComEd for the sale of capacity and energy from the Projects. Capacity and electrical energy are to be sold according to the requirements of separate Power PPAs (for the coal-fired stations, the Collins Station, and the peaking units) as of the respective execution dates, with up to five-year terms ending in December 2004. As units are released from the separate PPAs, the subject units are being dispatched as merchant units. The power is sent primarily to the Mid-America Interconnected Network (MAIN) power market with access to other regional markets.

The ComEd electrical transmission and distribution assets including the site switchyards, substations, and support equipment were retained by ComEd, as appropriate. The Facilities, Interconnection, and Easement Agreements ("Interconnection Agreements") with ComEd identify the technical and performance requirements of each party and were amended and issued as of November 14, 2003, with an effective date as of August 12, 2003, and amended again on February 26, 2004.

The Facilities are generally accessible by road and railroad. The Crawford and Fisk Stations are accessible by barge for coal deliveries. Will County Station has a barge loading facility and supplies coal for the Crawford and Fisk Stations. The Collins Station is also accessible by barge for oil deliveries. The Waukegan, Joliet, Will County, and Powerton Stations are accessible by railroad for coal deliveries.

Existing and newly executed coal purchase agreements are being utilized to satisfy the six Midwest Gen coal-fired facility fuel requirements.

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                                               EXECUTIVE SUMMARY AND CONCLUSIONS

Fuel oil is delivered by truck from local suppliers and is stored onsite for use in the offsite peaking facilities firing oil and as a startup and shutdown fuel for the Waukegan and Will County Stations. Natural gas is supplied by underground pipelines to the Collins Station and to the offsite peaking units firing gas as the main fuel, and to the Crawford, Fisk, Joliet, and Powerton Stations as a startup and shutdown fuel. Crawford and Fisk Stations are also capable of being operated on natural gas to achieve full load.

The Facilities are generally located near major rivers, canals, or lakes that provide process and cooling water for station operations. Potable water is available for system makeup requirements from onsite deep wells or from the local water districts.

Midwest Gen is responsible for the operation and maintenance of the Facilities and retained most of the experienced ComEd labor force at the Facilities to perform the normal daily operation and maintenance activities.

Conclusions presented in this report are based on Stone & Webster's review of available documentation provided by the Project and others as listed in Attachment 1 of this report, and discussion with Project participants. The conclusions listed, which we believe to be reasonable, are subject to the detailed assumptions and qualifications set forth in this Independent Technical Review.

1.2    CONCLUSIONS

A.     FACILITY CONDITION ASSESSMENT

In general, the Midwest Gen electric generating Facilities were found to be in good overall condition considering the age of the equipment, because of the work that Midwest Gen continues to implement since acquisition of the assets from ComEd. Stone & Webster believes that the Facilities are capable of operating satisfactorily, provided Midwest Gen expends the necessary capital, to maintain and repair the Facilities; and the Facilities are maintained in accordance with the manufacturers' recommendations; and prudent utility practices are followed during the operation and maintenance of the equipment

The availability and capacity factors have exhibited, in general, an improving trend from 2000 through 2003. Stone & Webster is of the opinion that the Facilities are capable of maintaining the satisfactory capacity levels and availabilities. In addition, it is Stone & Webster's opinion that the projected forced outage rates for the Facilities are realistic and consistent with results achieved due to the preventative maintenance practiced and repair work initiated over the past four years and the projected future maintenance costs. Expectations for thermal performance (heat rate) of the Facilities are reasonable, given the type, age, size, and dispatch profiles of each generating unit.

B.     OPERATIONS AND MAINTENANCE

Stone & Webster's O&M assessment focused on the generating Facilities' operating history, O&M practices, and the condition of the primary operating equipment, historical maintenance issues, and spare parts inventory. Based on our review of the past years of operation, the condition of equipment at the generating Facilities improved as maintenance and repair activities were completed.

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                                               EXECUTIVE SUMMARY AND CONCLUSIONS

As a result of Midwest Gen's maintenance efforts, the forced outage rates and availability factors have, in general, steadily improved and are consistent with other utility stations of similar size and design. Midwest Gen has implemented an O&M plan and has scheduled preventative maintenance work on the critical station components to monitor their condition and to reduce the component failures for each of the units. The Midwest Gen forecasts of unit availabilities and expected forced outage rates were reviewed against previous performance. Stone & Webster is of the opinion that Midwest Gen's forecast for availabilities and Equivalent Forced Outage Rates (EFORs) is reasonable for the Facilities, based on the results of Midwest Gen's proposed O&M program.

The Midwest Gen proposed Facility staffing levels are comparable to similar sized coal-fired power generating facilities in the independent power industry. Midwest Gen retained a majority of the qualified technical staff with the asset acquisition. Midwest Gen has also worked with local contractors to perform outage maintenance as required.

Stone & Webster believes that Midwest Gen is qualified and has the technical skills to successfully operate and maintain the Facilities while utilizing the more experienced existing site personnel. If the generating Facilities are operated and maintained in accordance with standard industry maintenance and operation practices and expenditures for maintenance and repair are consistent with those of the past, it is reasonable to expect the Facilities to meet the target availability requirements for the remaining generating Facilities that are part of the Power Purchase Agreement.

The Projects maintain an inventory of critical spare parts worth about $20,500,000 total for the twenty power units. Stone & Webster is of the opinion that the current spare part and capital spares philosophy is consistent with other acceptable coal-fired facility utility practices.

C.     ENVIRONMENTAL ASSESSMENT

All necessary permits required for operation of the Facilities have been issued and the Facilities are operating in material compliance with all currently applicable permit requirements and environmental law.

Stone & Webster evaluated the Midwest Gen Facilities environmental compliance requirements and reviewed future mitigative issues which could potentially impact operations or have significant capital or operating cost implications. Based on discussions, Midwest Gen has accounted for expected or reasonably foreseeable changes in permit requirements and environmental law by identifying future capital and operating expenditures and other effects on operation to the extent reasonable and predictable at this time.

Midwest Gen has implemented a process to evaluate previously identified potential sources of soil and groundwater contamination and, where appropriate, has implemented corrective measures. Midwest Gen takes immediate action to address new spills or areas of known releases on the Station sites. The Station site remediation costs are budgeted annually and are included as a plant operating expense.

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                                               EXECUTIVE SUMMARY AND CONCLUSIONS

D.     CONTRACTUAL REVIEW

The three Power Purchase Agreements which are identified as Exhibits to the Asset Sale Agreement, dated March 22, 1999, were executed with ComEd and Midwest Gen for the short term purchase and sale of electric generating capacity and energy. The Facilities have demonstrated the capability of operating in compliance with the requirements of the respective PPAs and should continue through the five-year term of the PPAs (ending December 2004).

The term of the original Interconnection Agreements (Facilities, Interconnection, and Easement Agreement) extends from the December 15, 1999 financial closing date until the retirement date of the Facilities, unless terminated earlier by mutual agreement of all parties. Most of the Facilities, Interconnection, and Easement Agreements were amended and issued as of November 14, 2003 and effective as of August 12, 2003, clarifying each parties black start capability obligations. The technical and performance requirements of the Interconnection Agreement appear reasonable and achievable considering the status of the Facilities. ComEd has agreed to provide Midwest Gen with the interconnection service over the existing transmission systems. The points of interconnection are specified in the Interconnection Agreement and provide specific points of demarcation between the Facilities and the interconnecting transmission system. Midwest Gen indicates that the Interconnection Agreements were amended on February 26, 2004, to address generator imbalance issues. Stone & Webster has not reviewed these latest amendments.

Stone & Webster reviewed one and was advised of the remaining seven coal supply agreements between Midwest Gen and each of five different coal suppliers. Each of the agreements reportedly specifies the coal quality and quantity requirements, delivery requirements, and pricing structure. The coal supplier performance, coal quality, coal quantity, and transportation requirements are considered acceptable for satisfying the Facilities requirements for electrical generation provided the existing agreements are extended or new agreements are identified to fulfill future fuel requirements.

Stone & Webster believes that gas supply contracts are adequate to support the individual Facility needs. In addition, the fuel oil supplier performance, quality, and transportation requirements are considered acceptable for satisfying the Facilities requirements for electrical generation support provided the existing agreements are extended or new agreements are identified to fulfill the fuel requirements in future years.

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                         SECTION 2.0 - ASSET DESCRIPTION

The Midwest Gen assets are comprised of six coal-fired power stations (Crawford Station, Fisk Station, Waukegan Station, Will County Station, Joliet Station, and Powerton Station with a total of 15 boiler/steam turbine combinations capable of producing 5,621 MW), one gas/oil fired power station (Collins Station with a total of five boiler/steam turbine combinations capable of producing 2,698 MW), onsite combustion turbine peaking units (located at Crawford, Fisk, Waukegan, and Joliet Stations capable of producing an average 477 MW), and offsite combustion turbine peaking units (located at Calumet, Electric Junction, Lombard, and Sabrooke capable of producing an average 422 MW). The generation assets total 9,218 MW of base-loaded, cycling and peaking units located in northeastern Illinois.

The station electrical output varies throughout the year to meet the system load demand and to provide transmission system support. The electrical transmission and distribution assets, including the site switchyards, substations, and support equipment, were retained by ComEd as appropriate and consistent with the requirements of the asset sale agreement. Each of the Facilities uses billing meters that were installed, owned, maintained, and tested by ComEd. The following is a general description of each of the Facilities. Stone & Webster included site photographs as Attachment 2 to further support the following descriptive information.

2.1    CRAWFORD STATION

The Crawford Station is a 542 MW net coal-fired facility located in Cook County, Illinois on an approximately 80 acre site within the city limits of the City of Chicago near Interstate 55 (see Attachment 3).

The Crawford Station is directly connected to the ComEd 138 kV transmission system through the site switchyard. The points of interconnection with the station are: (a) the 138 kV circuit from the Unit No. 7 main power transformer, and (b) the 138 kV circuit from the Unit No. 8 main power transformer.

The original Crawford Station was constructed in 1925. The remaining operating generating units are Units No. 7 and No. 8, as the other generating units have been retired. Operation of Units No. 7 and No. 8 started in 1958 and 1961, respectively. Two electric auxiliary boilers are available to provide steam to the auxiliary steam system in the unlikely event both main boilers are out of service coincidentally.

The Crawford Station is accessible by road and by barge. Coal is delivered to the Crawford Station by barge via the Chicago Sanitary and Ship Canal. The coal barges are loaded at the Will County Station and transported by a barge towing company to the Crawford Station. Up to fourteen barges can be docked in the unloading area of the Chicago Sanitary and Ship Canal. The barge towing company normally delivers between four and six barges daily and removes the empty barges. The barged coal can be unloaded either directly to the Crawford Station coal silos (bunkers) or to an onsite coal storage pile. The Crawford Station receives the Power River Basin ("PRB") coal from North Rochelle, Black Thunder, and Rochelle mines. The PRB coals are

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                                                               ASSET DESCRIPTION

blended, at the Will County Station before being loaded in to the barges, to obtain a desired sodium level sufficient for maintaining the precipitator performance.

Natural gas is delivered by Peoples Gas Light and Coke Company under a delivery contract that includes balancing storage and is used in both boilers as a startup fuel, as a stabilizing fuel, and fired as the main fuel, if necessary, to achieve 90 percent of the station output.

The Crawford Station consists of two units identified as Unit No. 7 and Unit No.
8. The two steam boiler and turbine combinations are rated at net operating capacities of 216 MW and 326 MW, respectively. Unit No. 7 is a Combustion Engineering controlled circulation reheat type steam generator rated at 1,450,000 pounds of steam per hour. Unit No. 8 is also a Combustion Engineering controlled circulation reheat type steam generator rated at 2,200,000 pounds of steam per hour. The specific design details for the Combustion Engineering boilers are identified in Table 2.1.

                                    TABLE 2.1
                          CRAWFORD STATION BOILER DATA

                                      UNIT NO. 7                  UNIT NO. 8
------------------------------------------------------------------------------------
Commercial Operation Year                1958                         1961
Manufacturer                   Combustion Engineering Co   Combustion Engineering Co
Type                           Tangential - Twin Furnace   Tangential - Twin Furnace

Main Steam Temp (DEG. F)              1,050/1,000                 1,050/1,025
(Design / Operating)
Reheat Steam Temp (DEG. F)            1,050/1,000                 1,025/1,000
(Design / Operating)
Operating Pressure (psi)                 2,100                       2,100
Design Pressure Rating (psi)             2,100                       2,100
Steam Flow (lbs/hr)                    1,450,000                   2,200,000

Circulation Type                      Controlled                   Controlled
Air Heater                          4 Regenerative               4 Regenerative
Furnace Type                             Twin                         Twin
Pulverizer Type                    8 - 633 RB mills            8 - 703 RPS mills

Burners                         Tilting - Corner Fired       Tilting - Corner Fired
Furnace Draft                      Balanced - Draft             Balanced - Draft

The General Electric steam turbine/generator for Unit No. 7 and Westinghouse steam turbine/ generator for Unit No. 8 are designed to match the steam boiler operating conditions. The Unit No. 7 steam turbine is a tandem-compound, condensing reheat design. The Unit No. 8 steam turbine is a cross compound, condensing reheat design. The specific design details for the General Electric and Westinghouse steam turbines are identified in Table 2.2.

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                                                               ASSET DESCRIPTION

                                    TABLE 2.2
                       CRAWFORD STATION STEAM TURBINE DATA

                                           UNIT NO. 7        UNIT NO. 8
            ---------------------------------------------------------------
            Manufacturer                General Electric    Westinghouse
            Type                             Tandem            Cross
                                         Compound Steam    Compound Steam
            Throttle Pressure                 2,000            2,000

            Design Main/Reheat             1,050/1,050      1,050/1,000
            Steam Temperature (DEG. F)

            Operating Main/Reheat          1,000/1,000      1,025/1,000
            Steam Temperature (DEG. F)

The General Electric Unit No. 7 generator is a synchronous machine that is directly coupled to the main turbine rotating at 3,600 rpm and is rated at 247,000 kVA, 12.6 kV, 3-phase, and 60 cycle. The Westinghouse Unit No. 8 generators are synchronous machines that are directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 224,000 and 183,000 kVA, respectively, 12.6 kV, 3-phase, and 60 cycle.

Units No. 7 and No. 8 are each controlled by a Bailey Distributed Control System
(DCS). Each DCS is arranged into sub-systems for boiler control, burner management, turbine control, motor control, and data acquisition. The burner management controls and combustion controls software were upgraded in 1994 to meet the 1989 standards of operation. Units No. 7 and No. 8 are controlled from a common control room.

The Crawford Station utilizes a continuous emissions monitoring (CEM) system with reporting abilities for each unit to continuously monitor SO SUB(2), NO SUB(x), CO SUB(2) and opacity emissions.

Since the Crawford Station site does not include an ash pond for storage of flyash or bottom ash, the flyash from both Units No. 7 and No. 8 is sold to Mineral Solutions Inc (MSI) for recycling or as a potential adder to cement and asphalt. The bottom ash is being transported offsite by MSI to a permitted land fill area.

The Crawford Station sanitary waste is piped offsite to the Municipal Water Reclamation District of Greater Chicago (MWRDGC) since the Crawford Station does not have an onsite sanitary waste treatment facility. The process wastewater from the Crawford Station's operation and storm water are treated onsite and discharged to the Chicago Sanitary and Ship Canal as required by the NPDES permit.

The cooling water and process water for the station is withdrawn from the Chicago Sanitary and Ship Canal via the intake canal. The station cooling water passed through the condensers before being returned to the canal. Potable water from the City of Chicago is used as station potable water and as boiler makeup water for the demineralizer water treatment system.

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                                                               ASSET DESCRIPTION

2.2    FISK STATION

The Fisk Station is a 326 MW net coal-fired facility located in Cook County, Illinois on an approximately 44 acre site within the city limits of the City of Chicago (see Attachment 3).

The Fisk Station is directly connected to the ComEd 138 kV transmission system through the site switchyard. The point of interconnection with the station is the 138 kV circuit from the Unit No. 19 main power transformer.

The original Fisk Station was constructed in 1903. The only remaining operating generating unit is Unit No. 19, as the other generating units have been retired. The operation of Unit No. 19 started in 1959. The station also includes a 110,000 lb/hr gas-fired auxiliary boiler that supplies the station steam heating requirements when the main boiler is out of service.

The Fisk Station is accessible by road, railroad, and barge. The railroad spur can be used for major equipment hauling but is not currently designed for coal delivery. Coal is delivered to the Fisk Station by barge via the Chicago Sanitary and Ship Canal. Barges can be docked in the unloading area of the Masons Canal adjacent to the facility. The barge towing company normally delivers between two and three barges daily and removes the empty barges. The barged coal is unloaded directly to the Fisk Station coal silos (bunkers) as no site coal storage area is available. As a contingency storage plan about six barges, with about 1.5 to 2.0 days of coal when operating at full load, are parked within a half mile of the Fisk Station and are used as coal storage. The Fisk Station receives the PRB coal from North Rochelle, Rochelle and Black Thunder mines. The PRB coals are blended at the Will County Station before being loaded on to the barges, to obtain a desired sodium level sufficient for maintaining the precipitator performance.

Natural gas is delivered by Peoples Gas Light and Coke (PGLC) Company under a delivery contract that includes balancing storage and is used in the boiler as a startup fuel, as a stabilizing fuel, and fired as the main fuel, if necessary, to achieve full unit output.

The Fisk Station consists of one unit identified as Unit No. 19. The steam boiler and turbine combination is rated at a net operating capacity of 326 MW. Unit No. 19 is a Combustion Engineering controlled circulation reheat type steam generator rated at 2,200,000 pounds of steam per hour. The specific design details for the Combustion Engineering boiler are identified in Table 2.3.

                                    TABLE 2.3
                            FISK STATION BOILER DATA

                                                     UNIT NO. 19
               --------------------------------------------------------
               Commercial Operation Year                1959
               Manufacturer                   Combustion Engineering Co
               Type                           Tangential - Twin Furnace

               Main Steam Temp (DEG. F)              1,055/1,025
               (Design / Operating)
               Reheat Steam Temp (DEG. F)            1,010/1,000

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                                                               ASSET DESCRIPTION

                                                     UNIT NO. 19
               -------------------------------------------------------
               (Design / Operating)
               Operating Pressure (psi)                2,100
               Design Pressure Rating (psi)            2,100
               Steam Flow (lbs/hr)                   2,200,000

               Circulation Type                     Controlled
               Air Heater                         4 Regenerative
               Furnace Type                            Twin
               Pulverizer Type                       8 - mills

               Burners                        Tilting - Corner Fired
               Furnace Draft                     Balanced - Draft

The Allis-Chalmers (A-C) steam turbine/generator for Unit No. 19 is designed to match the steam boiler operating conditions. The Unit No. 19 steam turbine is a cross compound, condensing reheat design. The specific design details for the A-C steam turbine are identified in Table 2.4.

                                   TABLE 2.4
                         FISK STATION STEAM TURBINE DATA

                                                       UNIT NO. 19
                  ----------------------------------------------------
                  Manufacturer                        Allis-Chalmers
                  Type                                Cross Compound
                  Throttle Pressure                        2,000

                  Design Main/Reheat                    1,050/1,000
                  Steam Temperature (DEG. F)

                  Operating Main/Reheat                 1,025/1,000
                  Steam Temperature (DEG. F)

The Allis-Chalmers Unit No. 19 generators are synchronous machines that are directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 234,600 and 186,700 kVA, respectively, 18 kV, 3-phase, and 60 cycle.

Unit No. 19 is controlled by an independent Westinghouse WDPF Distributed Control System ("DCS") refurbished in 1996. The DCS is partitioned into distinct sub-systems for boiler control, burner management, turbine control, motor control, and data acquisition. The sub-systems are comprised of redundant processor pairs and are tied together by a redundant highway. Unit No. 19 is controlled from a central control room.

The Fisk Station utilizes a CEM system with reporting abilities for the one unit to continuously monitor SO SUB(2), NO SUB(x), CO SUB(2) and opacity emissions.

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                                                               ASSET DESCRIPTION

Since the Fisk Station site does not include an ash pond for storage of flyash or bottom ash, the flyash from Unit No. 19 is sold to Mineral Solutions Inc
(MSI) for recycling or as a potential adder to cement and asphalt. The bottom ash is being transported offsite by MSI to a permitted landfill area.

The Fisk Station sanitary waste water is piped offsite to the Municipal Water Reclamation District of Greater Chicago ("MWRDGC") since Fisk does not have an onsite sanitary waste treatment facility. The process wastewater from the Fisk Station's operations and storm water are treated onsite and discharged to the Chicago Sanitary and Ship Canal as required by the NPDES permit.

The cooling water and process water for the station are withdrawn from the Chicago Sanitary and Ship Canal via the intake canal. The Fisk Station cooling water passes through the condensers before being returned to the river. Potable water from the City of Chicago is used as station potable water and as boiler makeup water for the demineralizer water treatment system.

2.3    WAUKEGAN STATION

The Waukegan Station is a 789 MW net coal-fired facility located in Waukegan, Illinois approximately 50 miles north of Chicago on an approximately 194 acre site in the northeast side of the city of Waukegan, at Greenwood Avenue and Lake Michigan (see Attachment 3).

The Waukegan Station is directly connected to the ComEd 138 kV transmission system through the site switchyard. The points of interconnection with the station are: (a) the 138 kV circuit from the Unit No. 6 main power transformer,
(b) the 138 kV circuit from the Unit No. 7 main power transformer, and (c) the 138 kV circuit from the Unit No. 8 main power transformer.

The original Waukegan Station was constructed in 1923. The remaining operating generating units are Units No. 6, No. 7, and No. 8, as the other generating units have been retired. The operation of Units No. 6, No. 7, and No. 8 started in 1952, 1958 and 1962, respectively.

The Waukegan Station is accessible by road and by railroad. The railroad spur can be used for major equipment hauling and is designed for unit train coal deliveries. Natural gas is delivered by Peoples Gas Light and Coke Company under a delivery contract that includes balancing storage and is used in the Unit No. 7 and No. 8 boilers as a startup and stabilizing fuel. Number 1 fuel oil is delivered by tanker truck to two 500,000 gallon storage tanks for use in the Unit No. 6 boiler as a startup and stabilizing fuel or in the peaker combustion turbines.

The Waukegan Station receives coal by unit train delivered by the UP railroad. The Elgin Joliet and Eastern Railroad can also deliver coal to the Waukegan Station from an interconnection point with the UP. The railcars are unloaded at the rate of 10 cars per hour (about 13 hours for one 126 car unit train). The Waukegan Station rail capacity is one unit train with one additional train waiting just outside the station property. The rail coal can be unloaded either directly to the Waukegan Station coal bunkers or to an onsite coal storage pile. Waukegan Station receives PRB coal from the Rochelle, Belle Ayr, Jacobs Ranch, and North Rochelle mines. These mines have the capability to add soda ash to the coal as it is loaded to increase the sodium content to improve the unit's precipitator performance.

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                                                               ASSET DESCRIPTION

The Waukegan Station consists of three units identified as Units No. 6, No. 7, and No. 8. The three steam boiler and turbine combinations are rated at net operating capacities of 100 MW, 328 MW, and 361 MW, respectively. Unit No. 6 is a Babcock & Wilcox cyclone boiler rated at 830,000 pounds of steam per hour. Unit No. 7 is a Combustion Engineering controlled circulation reheat type steam generator rated at 2,100,000 pounds of steam per hour. Unit No. 8 is also a Combustion Engineering controlled circulation reheat type steam generator rated at 2,300,000 pounds of steam per hour. The specific design details for the Babcock & Wilcox and Combustion Engineering boilers are identified in Table 2.5.

                                    TABLE 2.5
                          WAUKEGAN STATION BOILER DATA

                                   UNIT NO. 6              UNIT NO. 7             UNIT NO. 8
------------------------------------------------------------------------------------------------
Commercial Operation Year             1952                    1958                   1962
Manufacturer                    Babcock & Wilcox           Combustion             Combustion
                                                         Engineering Co         Engineering Co
Type                                 Cyclone            Tangential - Twin      Tangential - Twin
                                                             Furnace                Furnace

Main Steam Temp (DEG. F)           1,010/1,010             1,050/1,025            1,005/1,005
(Design/Operating)
Reheat Steam Temp (DEG. F)         1,000/1,000             1,000/1,000            1,005/1,005
(Design/Operating)
Operating Pressure (psi)              1,900                   2,100                  2,100
Design Pressure Rating (psi)          1,900                   2,100                  2,100
Steam Flow (lbs/hr)                  830,000                2,100,000              2,300,000

Circulation Type               Natural Circulation         Controlled             Controlled
Air Heater                      Tubular Vertical         4 Regenerative         4 Regenerative
Furnace Type                         Single                   Twin                   Twin
Pulverizer Type                        N/A           2 - 703 & 6 - 713 mills     6 - 723 mills

Burners                            4 Cyclones        Tilting - Corner Fired    Tilting - Corner
                                                                                     Fired
Furnace Draft                   Balanced - Draft        Balanced - Draft       Balanced - Draft

The General Electric steam turbine/generator combinations for Units No. 6 and No. 7 and the Westinghouse steam turbine/generator for Unit No. 8 are designed to match the boiler steam conditions. The Unit No. 6 steam turbine is a tandem compound, condensing reheat design and Units No. 7 and No. 8 steam turbines are cross compound, condensing reheat design. The specific design details for the two General Electric and one Westinghouse steam turbines are identified in Table 2.6.

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                                                               ASSET DESCRIPTION

                                    TABLE 2.6
                       WAUKEGAN STATION STEAM TURBINE DATA

                                  UNIT NO. 6         UNIT NO. 7        UNIT NO. 8
------------------------------------------------------------------------------------
Manufacturer                   General Electric   General Electric    Westinghouse
Type                                Tandem             Cross             Cross
                                Compound Steam     Compound Steam    Compound Steam
Throttle Pressure                   1,800              2,000             2,000

Design Main/Reheat Steam         1,000/1,000        1,050/1,000       1,000/1,000
Temperature (DEG. F)

Operating Main/Reheat Steam      1,000/1,000        1,025/1,000       1,000/1,000
Temperature (DEG. F)

The General Electric Unit No. 6 generator is a synchronous machine that is directly coupled to the HP turbine rotating at 3,600 rpm rated at 129,000 kVA, 18 kV, 3-phase, and 60 cycle. The General Electric Unit No. 7 and Westinghouse Unit No. 8 generators are also synchronous machines that are directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 192,000 and 192,000 kVA for Unit No. 7 and 207,000 and 173,000 kVA,
respectively, for Unit No. 8, 18 kV, 3-phase, and 60 cycle.

Units No. 6, No. 7, and No. 8 are controlled by a Bailey Distributed Control System (DCS) refurbished in 1995 and 1996. The DCS is arranged into sub-systems for boiler control, burner management, turbine control, motor control, and data acquisition. The three units are controlled from a central control room.

The Waukegan Station utilizes a CEM system that was installed in 1995 with reporting abilities for each unit to continuously monitor SO SUB(2), NO SUB(x), CO SUB(2) and opacity emissions.

The Waukegan Station site includes two polyethylene lined ash ponds for temporary storage of Unit No. 6 flyash and bottom ash from the three units. The flyash from Units No. 7 and No. 8 is sold to Mineral Solutions Inc (MSI) for recycling and as a potential adder to cement and asphalt. The Unit No. 6 flyash and the bottom ash from the three units are dredged from the ash ponds before being transported offsite by MSI to a permitted landfill area.

The Waukegan Station sanitary wastewater is piped offsite to the North Shore Sanitary District which is adjacent to the city of Waukegan. The process wastewater from the Waukegan Station's operations and storm water from around the site is treated onsite and discharged to Lake Michigan as required by the NPDES permit.

The cooling water and process water for the station is withdrawn from Lake Michigan via three intakes from a main channel. The Waukegan Station cooling water passes through the condensers before being returned to the lake. Potable water from the city of Waukegan is used as station potable water.

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                                                               ASSET DESCRIPTION

2.4    JOLIET STATION

The Joliet Station is a 1,334 MW net coal-fired facility located in Joliet, Illinois approximately 40 miles southwest of Chicago on a combined 467 acre site on the Des Plaines River near Interstate 80 (see Attachment 3).

The Joliet Station is directly connected to the ComEd 138 kV transmission system and the ComEd 345 kV transmission system through the site switchyard. The points of interconnection with the station are: (a) the 138 kV circuit from the Unit No. 6 main power transformer, (b) the 345 kV circuit from the Unit No. 7 main power transformer, and (c) the 345 kV circuit from the Unit No. 8 main power transformer.

The original Joliet Station was constructed in 1917. The remaining operating generating units are Units No. 6, No. 7, and No. 8, as the other generating units have been retired. The operation of Units No. 6, No. 7, and No. 8 started in 1959, 1965 and 1966, respectively.

The Joliet Station is accessible by road and by railroad. The railroad spur can be used for major equipment hauling and is designed for unit train coal deliveries. Natural gas is delivered by Northern Illinois Gas Company (NICOR) under a delivery contract that includes balancing storage shared by Collins Station and is used in the Units No. 6, No. 7, and Unit No. 8 boilers as a startup and stabilizing fuel.

The Joliet Station receives coal at Unit No. 6 by unit train delivered by the Union Pacific Railroad Company via a newly constructed rail spur. The railcars are unloaded at the rate of 10 to 15 per hour (about 8 to 11 hours for one 126 car unit train). Train size was increased to 135 railcars during the summer of 2003. The Joliet Station rail capacity is one unit train with two additional trains waiting just outside the station property. The rail coal can be unloaded either directly to the Joliet Station Unit No. 6 coal silos (bunkers) or to onsite coal storage piles via coal conveyors on either side of the river. The Joliet Station coal is stacked via radial stacker to an active coal storage location for transfer to the Unit No. 7 and No. 8 coal silos. The total coal storage capacity in the inactive coal pile is reported to be about 1,000,000 tons but normal onsite storage is less because of the cost of carrying a large inventory. The Joliet Station receives PRB coal primarily from the Jacobs Ranch, Rochelle and North Rochelle mines to which soda ash can be added at loading to increase the sodium content required to improve the units' precipitator performance.

The Joliet Station consists of three units identified as Unit No. 6, Unit No. 7, and Unit No. 8. The three steam boiler and turbine combinations are rated at net operating capacities of 290 MW, 522 MW, and 522 MW, respectively. Unit No. 6 is a Babcock & Wilcox cyclone boiler rated at 2,200,000 pounds of steam per hour. Units No. 7 and No. 8 are identical Combustion Engineering controlled circulation reheat type steam generators rated at 3,900,000 pounds of steam per hour. The specific design details for the Babcock & Wilcox and Combustion Engineering boilers are identified in Table 2.7.

The Unit No. 6 boiler has been retrofitted with a Fuel Lean Gas Reburn technology to reduce NO SUB(x) emissions. The technology uses natural gas injection above the cyclones to reduce the NO SUB(x) emissions by as much as 40 percent. The licensed technology was transferred to Midwest Gen.

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                                                               ASSET DESCRIPTION

                                    TABLE 2.7
                           JOLIET STATION BOILER DATA

                                  UNIT NO. 6            UNIT NO. 7               UNIT NO. 8
---------------------------------------------------------------------------------------------------
Commercial Operation Year           1959                  1965                     1966
Manufacturer                      Babcock &             Combustion               Combustion
                                   Wilcox             Engineering Co           Engineering Co
Type                               Cyclone          Tangential - Twin        Tangential - Twin
                                                         Furnace                  Furnace

Main Steam Temp (DEG. F)         1,055/1,025           1,005/1,005              1,005/1,005
(Design / Operating)
Reheat Steam Temp (DEG. F)       1,000/1,000           1,005/1,005              1,005/1,005
(Design / Operating)
Operating Pressure (psi)            2,100                 2,500                    2,500
Design Pressure Rating (psi)        2,100                 2,500                    2,500
Steam Flow (lbs/hr)               2,200,000             3,900,000                3,900,000

Circulation Type                   Natural              Controlled               Controlled
                                 Circulation
Air Heater                     Tubular Vertical       2 Regenerative           2 Regenerative
Furnace Type                        Single                 Twin                     Twin
Pulverizer Type                       N/A           8 - 803 RPS mills        8 - 803 RPS mills

Burners                           9 Cyclones      Tilting - Corner Fired   Tilting - Corner Fired
Furnace Draft                  Balanced - Draft      Balanced - Draft         Balanced - Draft

The General Electric steam turbine/generator combinations for Unit No. 6 and Westinghouse steam turbine/generators for Units No. 7 and No. 8 are designed to match the boiler steam conditions. The Units No. 6, No. 7 and No. 8 steam turbines are cross compound, condensing reheat design. The specific design details for the one General Electric and two Westinghouse steam turbines are identified in Table 2.8.

                                    TABLE 2.8
                        JOLIET STATION STEAM TURBINE DATA

                                  UNIT NO. 6        UNIT NO. 7       UNIT NO. 8
-----------------------------------------------------------------------------------
Manufacturer                   General Electric    Westinghouse     Westinghouse
Type                                Cross             Cross            Cross
                                Compound Steam    Compound Steam   Compound Steam
Throttle Pressure                   2,000             2,400            2,400

Design Main/Reheat Steam         1,055/1,000       1,005/1,005      1,005/1,005
Temperature (DEG. F)

Operating Main/Reheat Steam      1,025/1,000       1,005/1,005      1,005/1,005
Temperature (DEG. F)

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                                                               ASSET DESCRIPTION

The General Electric Unit No. 6 generator is a synchronous machine that is directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 212,000 and 212,000 kVA, 18 kV, 3-phase, and 60 cycle. The Westinghouse Unit No. 7 and Unit No. 8 generators are also synchronous machines that are each directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 340,000 and 340,000 kVA, 18 kV, 3-phase, and 60 cycle.

The Unit No. 6 Westinghouse WDPF DCS is located in a new Unit No. 6 control room on the turbine room floor in the existing electrical switchboard control room. The Unit No. 6 DCS was refurbished in 1996. The DCS is arranged into sub-systems for boiler control, burner management, turbine control, motor control, and data acquisition. Units No. 7 and No. 8 are controlled by a Bailey DCS that was refurbished in 1992. The two units are controlled from a central control room.

The Joliet Station utilizes CEM systems that were installed in 1993 with reporting abilities for each unit to continuously monitor SO SUB(2), NO SUB(x), CO SUB(2) and opacity emissions.

The Joliet Station site does not include an ash pond for storage of Unit No. 6 flyash and bottom ash, but sluices the slag and ash directly to a quarry just east of the Joliet Station site on the south side of the river. The bottom ash and economizer ash from Units No. 7 and No. 8 are also sluiced directly to the quarry just east of the Joliet site but the flyash is transported to storage silos for sale as a potential adder to cement and earth stabilizer. The quarry is considered as a surface impoundment under the IEPA regulations.

The Unit No. 6 sanitary wastewater is treated onsite in two sewage treatment systems. The Unit No. 7 and No. 8 sanitary wastewater is also treated onsite in a sewage treatment system. From both sites, the treated wastewater and the process wastewater from the station's operations are discharged to the Des Plaines River as required by the NPDES permit.

Potable water for the two Joliet Station sites is from onsite water wells. The cooling and process water for the station is withdrawn from the Des Plaines River. The Joliet Station cooling water passes through the condensers before being returned to the river per the NPDES permit requirements. The Joliet Station installed a 24-cell cooling tower several years ago to reduce the temperature of the cooling water being discharged.

2.5    WILL COUNTY STATION

The Will County Station is a 1,092 MW net coal-fired facility located in Romeoville, Illinois approximately 32 miles southwest of Chicago on an approximately 215 acre site between the Chicago Sanitary and Ship Canal and the Des Plaines River south of Interstate 55 (see Attachment 3).

The Will County Station is directly connected to the ComEd 138 kV transmission system through the site switchyard. The points of interconnection with the station are: (a) the 138 kV circuit from the Unit No. 1 main power transformer,
(b) the 138 kV circuit from the Unit No. 2 main

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                                                               ASSET DESCRIPTION

power transformer, (c) the 138 kV circuit from the Unit No. 3 main power transformer, and (d) the 138 kV circuit from the Unit No. 4 main power transformer.

The original Will County Station was constructed in 1955. The operation of Units No. 1, No. 2, No. 3, and No. 4 started in 1955, 1955, 1957 and 1963, respectively.

The Will County Station is accessible by road, railroad and barge. The railroad spur can be used for major equipment hauling and is designed for unit train coal deliveries. Number 2 fuel oil is delivered by tanker truck to a 100,000 gallon storage tank for use in the four boilers as a startup and stabilizing fuel as natural gas is not available at this site.

The Will County Station receives coal by unit train delivered by the Elgin Joliet and Eastern Railroad from an interconnection point with the UP or BNSF. The railcars are unloaded using an inline rotary car dumper placed in service in 1996. The Will County Station rail capacity is two unit trains of 115 cars each with one additional train waiting on the Elgin Joliet and Eastern Railroad south of the station property. The rail coal is unloaded to onsite coal storage pile for blending before going to either the Will County Station coal silos or to the barge loader for subsequent delivery to Crawford and Fisk Stations. The Will County Station receives the PRB coal from Rochelle, North Rochelle and Black Thunder mines. The coal to which soda ash has been added is blended with the other PRB coals to obtain the desired sodium level sufficient for maintaining the precipitator performance at the Crawford, Fisk and Will County Stations.

The Will County Station consists of four units identified as Units No. 1, No. 2, No. 3, and No. 4. The four steam boiler and turbine combinations are rated at net operating capacities of 156 MW, 154 MW, 262 MW, and 520 MW, respectively. Units No. 1 and No. 2 are Babcock & Wilcox cyclone boilers, each rated at 1,200,000 pounds of steam per hour. Units No. 3 and No. 4 are Combustion Engineering controlled circulation reheat type pulverized coal fired steam generators rated at 1,800,000 and 3,900,000 pounds of steam per hour, respectively. The specific design details for the Babcock & Wilcox and Combustion Engineering boilers are identified in Table 2.9.

                                   TABLE 2.9
                         WILL COUNTY STATION BOILER DATA

                                  UNIT NO. 1         UNIT NO. 2         UNIT NO. 3          UNIT NO. 4
------------------------------------------------------------------------------------------------------------
Commercial Operation Year           1955               1955              1957                1963
Manufacturer                      Babcock &          Babcock &        Combustion          Combustion
                                   Wilcox             Wilcox         Engineering Co      Engineering Co
Type                               Cyclone            Cyclone        Tangential - Twin   Tangential - Twin
                                                                         Furnace             Furnace

Main Steam Temp (DEG. F)         1,050/1,025        1,050/1,025         1,050/1,050         1,005/1,005
(Design / Operating)
Reheat Steam Temp (DEG. F)       1,000/1,000        1,000/1,000         1,025/1,025           945/945
(Design / Operating)
Operating Pressure (psi)            1,900              1,900               2,100               2,490

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                                                               ASSET DESCRIPTION

                                  UNIT NO. 1         UNIT NO. 2         UNIT NO. 3          UNIT NO. 4
------------------------------------------------------------------------------------------------------------
Design Pressure Rating (psi)        1,900              1,900               2,100               2,490
Steam Flow (lbs/hr)               1,200,000          1,200,000           1,800,000           3,900,000

Circulation Type                   Natural            Natural           Controlled          Controlled
                                 Circulation        Circulation
Air Heater                     Tubular Vertical   Tubular Vertical    4 Regenerative      4 Regenerative
Furnace Type                        Single             Single              Twin                Twin
Pulverizer Type                      N/A                N/A          8 - 673 RB mills       8 - 783 RPS
                                                                                               mills

Burners                           5 Cyclones         5 Cyclones      Tilting - Corner    Tilting - Corner
                                                                          Fired               Fired
Furnace Draft                   Balanced-Draft     Balanced-Draft       Balanced -          Balanced -
                                                                          Draft               Draft

The Westinghouse steam turbine/generator combination for Units No. 1 and General Electric steam turbine/generators for Units No. 2, No. 3 and No. 4 are designed to match the boiler steam design conditions. The four steam turbines are cross compound, condensing reheat design. The specific design details for the one Westinghouse and three General Electric steam turbines are identified in Table 2.10.

                                   TABLE 2.10
                     WILL COUNTY STATION STEAM TURBINE DATA

                                  UNIT NO. 1      UNIT NO. 2       UNIT NO. 3      UNIT NO. 4
------------------------------------------------------------------------------------------------
Manufacturer                     Westinghouse      General      General Electric    General
                                                   Electric                         Electric
Type                                Cross            Cross           Cross            Cross
                                   Compound        Compound         Compound         Compound
Throttle Pressure                   1,800            1,800           2,000            2,400

Design Main/Reheat               1,050/1,000      1,050/1,000     1,050/1,050      1,005/1,005
Steam Temperature (DEG. F)

Operating Main/Reheat            1,025/1,000      1,025/1,000     1,025/1,025        945/945
Steam Temperature (DEG. F)

The Westinghouse Unit No. 1 generator is a synchronous machine that is directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 121,800 and 81,200 kVA, 14.4 kV, 3-phase, and 60 cycle. The General Electric Unit No. 2 generators are also synchronous machines that are each directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 121,800 and 81,200 kVA, 14.4 kV, 3-phase, and 60 cycle. The General Electric Unit No. 3 generators are also synchronous machines that are each directly coupled to the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 183,000 and 169,000 kVA, 18 kV, 3-phase, and 60 cycle. The General Electric Unit No. 4 generators are also synchronous machines that are each directly coupled to

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                                                               ASSET DESCRIPTION

the HP and LP turbines rotating at 3,600 rpm and 1,800 rpm, respectively, rated at 332,000 and 308,000 kVA, 20 kV, 3-phase, and 60 cycle.

The boilers for Units No. 1 and No. 2 are controlled by a Bailey DCS located in a separate boiler control room. Condensate/feedwater systems for Units No. 1 and No. 2 are also controlled by a Bailey DCS located in a separate pump control room. The Units No. 1 and No. 2 Bailey DCS were refurbished in 1996. The boilers for Units No. 3 and No. 4 are controlled by a Bailey DCS located in a separate boiler control room. Condensate/feedwater systems are also controlled by a Bailey DCS located in a separate pump control room. The Unit No. 3 and No. 4 Bailey DCSs were installed in 1988 and 1984, respectively. All four turbine-generator units are locally controlled and the total station electrical controls are located on panels located in the Unit No. 1 and No. 2 boiler control room.

The Will County Station utilizes CEM systems that were installed in 1994 with reporting abilities for each unit to continuously monitor SO SUB(2), NO SUB(x), CO SUB(2) and opacity emissions.

The slag from the Unit No. 1 and No. 2 cyclone boilers is sluiced to a slag collection pond. Slag is then dredged from the collection pond by an outside contractor for commercial utilization. The bottom ash from Units No. 3 and No. 4 pulverized coal boilers is sluiced to a separate pond and is dredged from the second pond by authorized outside contractors for commercial utilization or disposal, as necessary. The flyash from Unit No. 1 and No. 2 boilers has a higher carbon content than from a pulverized coal boiler and is normally removed by an authorized outside contractor for offsite disposal or as road fill material. The flyash from the Unit No. 3 and No. 4 boilers is of reasonable quality that it is sold to Mineral Solutions Inc (MSI) for recycling or as a potential adder to cement and asphalt.

The Will County Station treats the sanitary wastewater onsite in a sewage treatment system and also treats the process wastewater from the Will County Station's operations prior to being discharged into the Chicago Sanitary and Ship Canal as required by the NPDES permit.

Potable and process water for the Will County Station are from three deep onsite water wells. The cooling water and low pressure service water for the station are withdrawn from the Chicago Sanitary and Ship Canal. The Will County Station's cooling water passes through the condensers before being returned to the canal per the NPDES permit requirements.

2.6    POWERTON STATION

The Powerton Station is a 1538 MW net coal-fired facility located in Pekin, Illinois approximately 16 miles southwest of Peoria or 166 miles from Chicago on an approximately 568 acre site (plus an approximately 1,440 acre lake) on the Illinois River near Illinois Route 29 (see Attachment 3).

The Powerton Station is directly connected to the ComEd 345 kV transmission system through the site switchyard. The points of interconnection with the station are: (a) the 345 kV circuit from the Unit No. 5 main power transformer, and (b) the 345 kV circuit from the Unit No. 6 main power transformer.

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                                                               ASSET DESCRIPTION

The original Powerton Station was constructed in 1928. The remaining operating generating units are Units No. 5 and No. 6, as the other generating units have been retired. The operation of Units No. 5 and No. 6 started in 1972 and 1975, respectively.

The Powerton Station is accessible by road and by railroad. The railroad spur can be used for major equipment hauling and is designed for unit train coal deliveries. Natural gas is delivered by Central Illinois Company under a delivery contract and is used in Units No. 5 and No. 6 as a startup and stabilizing fuel.

The Powerton Station receives coal by unit train delivered by the Illinois & Midland railroad from an interconnection point with the UP or the BNSF. The railcars are unloaded using an inline rotary car dumper. The Powerton Station rail capacity was one unit train holding 115 cars each with two additional trains waiting on the Illinois & Midland Railroad outside of the station property. Under a new agreement with the Illinois & Midland Railroad, additional track was installed and modified to allow for the delivery of at least 135 railcar trains. The rail coal can be unloaded either directly to the Powerton Station or to site coal storage piles before being crushed and transferred to the unit silos (bunkers). Powerton Station receives PRB coal primarily from the Jacobs Ranch, Rochelle, Belle Ayr, and North Rochelle mines

The Powerton Station consists of two identical units identified as Units No. 5 and No. 6. Both steam boiler and turbine combinations are rated at net operating capacities of 769 MW. Units No. 5 and No. 6 are both Babcock & Wilcox cyclone boilers rated at 6,074,000 pounds of steam per hour. The specific design details for the Babcock & Wilcox boilers are identified in Table 2.11.

                                   TABLE 2.11
                              POWERTON BOILER DATA

                                            UNIT NO. 5               UNIT NO. 6
     --------------------------------------------------------------------------------
     Commercial Operation Year                 1972                    1975
     Manufacturer                        Babcock & Wilcox        Babcock & Wilcox
     Type                                     Cyclone                 Cyclone

     Main Steam Temp (DEG. F)               1,005/1,005             1,005/1,005
     (Design / Operating)
     Reheat Steam Temp (DEG. F)             1,005/1,005             1,005/1,005
     (Design / Operating)
     Operating Pressure (psi)                  2,500                   2,500
     Design Pressure Rating (psi)              2,500                   2,500
     Steam Flow (lbs/hr)                     6,074,000               6,074,000

     Circulation Type                 Sub-critical universal   Sub-critical universal
                                             pressure                pressure
     Air Heater                           2 Regenerative          2 Regenerative
     Furnace Type                              Twin                    Twin
     Pulverizer Type                            N/A                     N/A

     Burners                                20 Cyclones             20 Cyclones
     Furnace Draft                       Balanced - Draft        Balanced - Draft

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

                                                               ASSET DESCRIPTION

The General Electric steam turbine/generators for Units No. 5 and No. 6 are designed to match the boiler steam conditions. The Unit No. 5 and No. 6 steam turbines are a tandem-compound, condensing reheat design. The specific design details for the two General Electric steam turbines are identified in Table 2.12.

                                   TABLE 2.12
                           POWERTON STEAM TURBINE DATA

                                                  UNIT NO. 5         UNIT NO. 6
          ---------------------------------------------------------------------------
          Manufacturer                          General Electric   General Electric
          Type                                       Tandem             Tandem
                                                    Compound           Compound
          Throttle Pressure                           2,400              2,400

          Design Main/Reheat Steam                 1,000/1,000        1,000/1,000
          Temperature (DEG. F)

          Operating Main/Reheat                    1,000/1,000        1,000/1,000
          Steam Temperature (DEG. F)

The Unit No. 5 and No. 6 generators are synchronous machines that are directly coupled to the main turbine rotating at 3,600 rpm and each is rated at 992,000 kVA, 18 kV, 3-phase, 60 cycle.

Units No. 5 and No. 6 are controlled by a Bailey DCS that was refurbished in 1992 and 1993, respectively. The two units are controlled from a central control room.

The Powerton Station utilizes a CEM system that were installed in 1995 with reporting abilities for each unit to continuously monitor SO SUB(2), NO SUB(x), CO SUB(2) and opacity emissions.

The boiler slag and economizer ash from the Unit No. 5 and No. 6 boilers are being loaded into railcars for disposal offsite by an authorized outside contractor. Flyash from Units No. 5 and No. 6 boilers has a higher carbon content than from a pulverized coal boiler and is normally removed by an authorized outside contractor for road fill material or offsite disposal.

In 1995 ComEd implemented an agreement with the Freeman Energy Corporation permitting the flyash to be returned to the Freeman mine by truck in exchange for a commitment by Midwest to purchase one ton of Freeman coal for four tons of flyash returned to the mine. Disposal of the Powerton Station ash at the Freeman mine has been authorized in writing by the Illinois Department of Natural Resources.

The Powerton Station treats the sanitary wastewater onsite in a sewage treatment system and also treats the process wastewater from the Powerton Station's operations prior to being discharged into the Illinois River as required by the NPDES permit.

Potable and process water for the Powerton Station is from five deep onsite water wells. The cooling water for the station is withdrawn from Powerton Lake. The Powerton Station's cooling

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                                                               ASSET DESCRIPTION

water passes through the condensers before being returned to the lake. Makeup water for Powerton Lake is from the Illinois River.

2.7    COLLINS STATION

The Collins Station is designed as a 2,698 MW net gas- and oil-fired facility located in Morris, Illinois approximately 56 miles southwest of Chicago on an approximately 3,700 acre site on Interstate 80 in Grundy County (see Attachment
3).

The Collins Station is directly connected to the ComEd 345 kV and 765 kV transmission systems through the site switchyard. The points of interconnection with the station are: (a) the 765 kV circuit from the Unit No. 1 and No. 2 main power transformers, (b) the 345 kV circuit from the Unit No. 3 main power transformer, and (c) the 765 kV circuit from the Unit No. 4 and No. 5 main power transformer.

The original Collins Station was constructed in 1977. The operation of Units No. 1, No. 2, No. 3, No. 4, and No. 5 started in 1978, 1977, 1977, 1978 and 1979, respectively.

The Collins Station is accessible by road and by barge. No. 6 fuel oil is normally delivered by barge to a 200,000 barrel surge tank at the barge unloading dock, before being pumped through a steam traced pipeline to the eight main 500,000 barrel storage tanks onsite. Natural gas is provided by NICOR through a 30-inch supply line and metering station to the site. The five Collins boilers are capable of operating at full load on either natural gas or #6 fuel oil being supplied to the site.

The Collins Station consists of five units identified as Units No. 1, No. 2, No. 3, No. 4 and No. 5. The five steam boiler and turbine combinations are rated at net operating capacities of 554 MW, 554 MW, 530 MW, 530 MW and 530 MW, respectively. Babcock & Wilcox supplied five gas- or oil-fired boilers, each rated at 4,000,000 pounds of steam per hour. The specific design details for the Babcock & Wilcox boilers are identified in Table 2.13.

                                   TABLE 2.13
                           COLLINS STATION BOILER DATA

                                   UNIT NO. 1     UNIT NO. 2     UNIT NO. 3     UNIT NO. 4     UNIT NO. 5
----------------------------------------------------------------------------------------------------------
Commercial Operation                  1978           1977           1977           1978           1979
Year
Manufacturer                        Babcock &      Babcock &      Babcock &      Babcock &      Babcock &
                                     Wilcox         Wilcox         Wilcox         Wilcox         Wilcox
Type                               Wall Fired     Wall Fired     Wall Fired     Wall Fired     Wall Fired

Main Steam Temp (DEG. F)           1,005/1,005    1,005/1,005    1,005/1,005    1,005/1,005    1,005/1,005
(Design / Operating)

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                                                               ASSET DESCRIPTION

                                   UNIT NO. 1     UNIT NO. 2     UNIT NO. 3     UNIT NO. 4     UNIT NO. 5
----------------------------------------------------------------------------------------------------------
Reheat Steam Temp (DEG. F)         1,005/1,005    1,005/1,005    1,005/1,005    1,005/1,005    1,005/1,005
(Design /Operating)

Operating Pressure (psi)              2,700          2,700          2,700          2,750          2,750

Design Pressure Rating                2,700          2,700          2,700          2,750          2,750
(psi)
Steam Flow (lbs/hr)                 4,000,000      4,000,000      4,000,000      4,000,000      4,000,000

Circulation Type                     Natural        Natural        Natural        Natural        Natural
                                   Circulation    Circulation    Circulation    Circulation    Circulation
Air Heater                              2              2              2              2             2
                                  Regenerative   Regenerative   Regenerative   Regenerative   Regenerative
Furnace Type                         Single         Single         Single         Single         Single
Pulverizer Type                        N/A            N/A            N/A            N/A            N/A

Burners                            24 - front     24 - front     24 - front     28 - front     28 - front
                                   wall fired     wall fired     wall fired     wall fired     wall fired
Furnace Draft                      Balanced -     Balanced -     Balanced -     Balanced -     Balanced -
                                      Draft          Draft          Draft          Draft          Draft

The MAN steam turbines and Alstom generators are combined for Units No. 1 and No. 2 and are designed to match the boiler steam design conditions. The General Electric supplied steam turbine/generators for Unit No. 3 are also designed to match the boiler steam design conditions. The Westinghouse supplied steam turbine/generators for Units No. 4 and No. 5 are also designed to match the boiler steam design conditions. The five steam turbines are tandem compound, condensing reheat design. The specific design details for the two MAN, one General Electric, and two Westinghouse steam turbines are identified in Table 2.14.

                                   TABLE 2.14
                       COLLINS STATION STEAM TURBINE DATA

                                  UNIT NO. 1    UNIT NO. 2       UNIT NO. 3       UNIT NO. 4     UNIT NO. 5
------------------------------------------------------------------------------------------------------------
Manufacturer                          MAN           MAN       General Electric   Westinghouse   Westinghouse

Type                                Tandem        Tandem           Tandem           Tandem         Tandem
                                   Compound      Compound         Compound         Compound       Compound
Throttle Pressure                    2,310         2,310            2,310            2,310          2,310

Design Main/                      1,000/1,000   1,000/1,000      1,000/1,000      1,000/1,000    1,000/1,000
Reheat Steam
Temperature (DEG. F)

Operating Main/                   1,000/1,000   1,000/1,000      1,000/1,000      1,000/1,000    1,000/1,000
Reheat Steam
Temperature (DEG. F)

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                                                               ASSET DESCRIPTION

The Alstom Unit No. 1 and No. 2 generators are a synchronous machine that is directly coupled to the HP/IP/LP turbines and are each rated at 605,500 kVA, 24 kV, 0.90 power factor, 3-phase, and 60 cycle. The General Electric Unit No. 3 generator is also a synchronous machine that is directly coupled to the HP/IP/LP turbine and is rated at 576,600 kVA, 24 kV, 0.90 power factor, 3-phase, and 60 cycle. The Westinghouse Unit No. 4 and No. 5 generators are also synchronous machines that are each directly coupled to the HP/IP/LP turbines and are each rated at 578,600 kVA, 24 kV, 0.90 power factor, 3-phase, and 60 cycle.

Units No. 1 through No. 5 are controlled by individual Bailey DCSs that were refurbished in 1996. The five units are controlled from a central control room.

The Collins Station utilizes CEM systems that were installed in 1993 with reporting abilities for continuously monitoring SO SUB(2), NO SUB(x), CO SUB(2) and opacity emissions.

The use of natural gas and low sulfur No. 6 fuel oil produces very little ash for removal from the Collins Station boilers. The small amounts of ash that are produced are normally removed to a landfill when a major maintenance is performed.

The Collins Station treats the sanitary wastewater onsite in a sewage treatment system and also treats the process wastewater from the Collins Station's operations prior to being discharged into Heideke Lake as required by the NPDES permit.

Potable water for the Collins Station is from four deep onsite water wells. The cooling and process water for the station is withdrawn from Heideke Lake. The Collins Station's cooling water passes through the condensers before being returned to the lake per the local requirements. Makeup water for the lake is from the Illinois River.

2.8    PEAKING UNITS (COMBUSTION TURBINES)

The onsite peaking units include the combustion turbines located at the Crawford Station, Fisk Station, Waukegan Station, and the Joliet Station. The total nominal summer capacity rating is about 477 MW (the Joliet station also has an additional 11 MW black start diesel unit which is not considered for routine production). The nominal capacity ratings are verified by annual test as required. The following Table 2.15 identifies the general information about the combustion turbines located at each of the sites.

                                   TABLE 2.15
                  ONSITE PEAKING UNITS COMBUSTION TURBINE DATA

                               CRAWFORD             FISK               WAUKEGAN             JOLIET
-------------------------------------------------------------------------------------------------------
Location                       Chicago             Chicago             Waukegan             Joliet
Commercial Date                  1968               1968                 1968                1969
Manufacturer                   General             Pratt &             Pratt &              General
                               Electric            Whitney             Whitney             Electric

Type                           Frame 5         Aeroderivative     Aeroderivative            Frame 5

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
                               CRAWFORD             FISK               WAUKEGAN             JOLIET
-------------------------------------------------------------------------------------------------------
                                                     CT                 CT
Model                             5L             GG4A or GG7        GG4A or GG7               5LA
Total Units                       12                  8                  4                     8
Fuel Type                    Natural Gas/      No. 1 fuel Oil      No. 1 fuel Oil        Natural Gas/
                            No. 2 Fuel Oil                                              No. 2 Fuel Oil

Net Capacity Winter             212 MW             265 MW             143 MW                153 MW
Net Capacity Summer             121 MW             163 MW              92 MW                112 MW
CT Operating Voltage             12 kV              12 kV              12 kV                 12 kV
Transmission Line Voltage       138 kV              12 kV             138 kV                138 kV

Fuel Oil/Delivered            Lowest Bid         Lowest Bid         Lowest Bid            Lowest Bid
                             Yearly/Truck       Yearly/Truck       Yearly/Truck          Yearly/Truck

Fuel Oil Storage Tank         750,000 Gal       1,000,000 Gal       500,000 Gal           750,000 Gal
Gas Supplier                  Peoples Gas            N/A                N/A                  NICOR
                               Light and
                               Coke Co.

The offsite peaking units include the combustion turbines located at Calumet, Electric Junction, Lombard, and Sabrooke. The total nominal summer capacity rating is about 422 MW. The nominal capacity ratings are verified by annual test as required. The following Table 2.16 identifies the general information about the combustion turbines located at each of the sites.

                                   TABLE 2.16
                  OFFSITE PEAKING UNITS COMBUSTION TURBINE DATA

                                                    ELECT
                                 CALUMET          JUNCTION            LOMBARD              SABROOKE
      -------------------------------------------------------------------------------------------------
      Location                  Chicago            Aurora            Lombard                Rockford
      Commercial Date           1969/1970           1968              1969                   1969
      Manufacturer              General            General           Pratt &                General
                               Electric           Electric           Whitney               Electric
      Type                      Frame 5            Frame 5        Aeroderivative            Frame 5
                                                                        CT
      Model                       5LA            5LA and 5M             GG7                   5LA
      Total Units                 11                 12                  4                     7
      Fuel Type              Natural Gas/       Natural Gas/       Natural Gas/           No. 2 Fuel
                            No. 2 Fuel Oil       No. 2 Fuel         No. 1 Fuel                Oil
                                                     Oil                Oil

      Net Capacity              187 MW             217 MW              83 MW                108 MW
      Winter
      Net Capacity              129 MW             159 MW              64 MW                 70 MW
      Summer

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
                                                          ELECT
                                       CALUMET          JUNCTION            LOMBARD              SABROOKE
      -------------------------------------------------------------------------------------------------------
      CT Operating Voltage             12 kV              12 kV             12 kV                  12 kV
      Transmission Line               138 kV             138 kV             138 kV               138 kV (2
      Voltage                                                                                     blocks)
                                                                                                 12 kV (1
                                                                                                  block)

      Fuel Oil / Delivered          Lowest Bid         Lowest Bid         Lowest Bid            Lowest Bid
                                   Yearly/Truck       Yearly/Truck       Yearly/Truck          Yearly/Truck

      Fuel Oil Storage              750,000 Gal        750,000 Gal        750,000 Gal           500,000 Gal
      Tank
      Gas Supplier                  Peoples Gas           NICOR             NICOR                   N/A
                                     Light and
                                     Coke Co.

Each of the onsite and offsite peaking facilities are accessible by road. The five offsite peaking facilities have black start capabilities and are capable of being started and monitored remotely through a wide area network interconnected to the Midwest Gen DCS.

Potable water for each of the offsite peaking facilities is supplied by either water wells at the site or from potable water taps with the local water supplier. Sanitary wastewater disposal is either by a leach field design or by a local sewer connection within the city.

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                      SECTION 3.0 - CONTRACTUAL AGREEMENTS

The Facilities have operated in compliance with the requirements of the respective PPAs for the coal-fired stations, the Collins Station, and the peaking units.

3.1    POWER PURCHASE AGREEMENTS

Stone & Webster reviewed the PPAs for the coal-fired stations, the Collins Station and the peaking units, which were executed between ComEd and Midwest Gen. On December 15, 1999, Midwest Gen entered into the three separate five-year PPAs, for the sale of electric generating capacity and energy, with ComEd that expire on December 31, 2004. In January 2001, ComEd assigned the three PPAs to Exelon Generation.

The term of the PPA for the coal-fired stations is from December 15, 1999, the date when ComEd transferred title to its interest in the coal-fired stations to Midwest Gen, and terminates after a five-year period (December 31, 2004). The PPA is specific as to generating capacity of the units at each of the coal-fired stations and the annual generating capacity required (Reserved Unit capacity), that Exelon Generation (formerly ComEd) purchases. Certain units are subject to a call option whereby ComEd has the right to reserve or not reserve capacity from the identified units during specific years of the PPA.

The PPAs for the Collins Station and the peaking units also have a term that commenced on December 15, 1999, the date when ComEd transferred title to its interest in the facilities to Midwest Gen, for up to a five-year period (December 31, 2004). However, Exelon Generation (formerly ComEd) has rights to terminate the Collins Station and the peaking units PPAs in the third, fourth, or fifth years with respect to any of the generating units.

All three of the PPAs include the requirement of Midwest Gen to supply ancillary services and would be considered a normal requirement based on the magnitude of the assets sold by ComEd. The point of electrical power delivery for each of the Facilities is identified in the relevant Interconnection Agreements.

The PPA for coal-fired stations identifies the Exelon Generation contracted Reserved Capacity at each station during the five-year term of the PPAs. The specific contracted Reserved Capacity is gradually decreased based on the table presented in Appendix C of the PPA. The decrease in contracted Reserved Capacity required by Exelon Generation provides Midwest Gen the opportunity to sell the released Reserved Capacity to the open market during the later years of the PPA. To the extent that Exelon Generation has not dispatched the full Reserved Capacity of the Reserved Units, Midwest Gen may sell the electric energy represented by such undispatched Reserved Capacity to third parties subject to certain conditions. Exelon Generation is able to exercise Call Options on available capacity with commensurate higher capacity charges during the five year period. Since Exelon Generation is able to dispatch the reserved coal-fired units as required for the duration of the PPA, compensation is also provided to Midwest Gen for the cost of startups, shutdowns, and low load operation, which is not covered by the normal energy charge rate.

Unlike the PPA for the coal-fired stations, the PPAs for the Collins Station and peaking units, require Exelon Generation to compensate Midwest Gen for the identified Reserved Capacity of each of the Collins Units and peaking units during the five-year term of the PPAs, unless Exelon

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Generation terminates the PPAs during the third, fourth, or fifth years. Since the Reserved Capacity for the Collins Units and peaking unit PPAs is fixed for the term of the agreements, the Call Options feature is not required.

Each of the PPAs contains the Mid-America Interconnected Network (MAIN) Guide Number 3A as an appendix that is to be used for establishing the annual uniform capacity rating for each of the generating units, and a set of communication guidelines for interfacing with Exelon Generation's Electric Operations Department transmission and generation dispatchers.

Exelon Generation is able to dispatch the Collins Units and the peaking units in accordance with the most economic dispatch principles, and is subject to a guaranteed minimum annual level of operation. The Collins Units are also compensated for the cost for of startups, shutdowns, and low load operation because of the type of dispatch anticipated, while the peaking units are compensated for low load operation but not startups and shutdowns. In addition, Collins is compensated for hot standby operation.

Each of the three PPAs divides the capacity charges into summer months of June, July, August, and September and non-summer months October through May, except for the peaking units that have winter months of January and February. The Reserved Capacity payments are based on the contracted amounts identified in each of the PPAs and are adjusted by a factor that is in part based on the appropriate availability factor. The calculation requirements for the group equivalent availability factor (Capacity Adjustment Factor for the peaking units) are included in each of the PPAs as an attachment. If the group equivalent availability factor is higher than anticipated by the respective PPA, then the adjustment factor calculation provides Midwest Gen with the opportunity to increase the normal monthly capacity payment; but if the group equivalent availability factor is lower than the target, then Midwest Gen is somewhat penalized by a decrease or possibly a loss in the monthly capacity payment. The monthly capacity payment adjustment factor provides an incentive to Midwest Gen to maintain the individual units at high equivalent availabilities.

The appropriate Group Equivalent Availability Factor required in the calculation for potentially achieving the full monthly capacity payment for the coal-fired units is 75 percent for the summer months and 65 percent for the non-summer months; for the Collins Units it is 90 percent for the summer months and 75 percent for the non-summer months; and the appropriate Capacity Adjustment Factor for the peaking units is 90 percent for the summer months and 100 percent for the non-summer months (adjusted linearly if under 100 percent). The historic annual equivalent availability factors, as shown in table 4.2, for the Facilities for the past three and one half years, have clearly demonstrated the PPA required levels on an annual basis. The Facilities have also achieved forced outage rates consistent with the PPA availability levels since Midwest Gen assumed responsibility for the Facilities. However, the ability for Midwest Gen to continue to achieve the desired monthly equivalent availability is largely a function of the operations and maintenance of the individual units. If the Facilities' equipment is operated and maintained per the original equipment manufacturer recommendations and standard industry maintenance and operation practices, it is reasonable to expect the Facilities to meet the annual equivalent availability requirements during the PPAs' terms.

Each of the PPAs requires Midwest Gen to provide Exelon Generation with information concerning the Facilities fuel sources and emissions as requested by Exelon Generation to allow

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Exelon Generation to meet the reporting obligations of the local governmental bodies and others as required. According to Midwest Gen, the various Facilities site personnel have a good day-to-day working relationship with Exelon Generation Dispatcher.

Exelon Generation has retained the right under the PPAs to approve scheduled outages for up to one year before the scheduled outage starts and reserves the right to reschedule the outages based upon system requirements. These requirements apply only to the units under the PPAs and not the released merchant units.

3.2    INTERCONNECTION AND EASEMENT AGREEMENTS

Stone & Webster reviewed the Facilities, Interconnection and Easement Agreements ("Interconnection Agreements") for the coal and gas/oil-fired stations and the peaking sites. The term of the Original Interconnection Agreements extend from the Effective Date (the Closing Date of the asset purchase, December 15, 1999) until the agreements are terminated by mutual agreement of all parties. Most of the Facilities, Interconnection, and Easement Agreements were amended and issued as of November 14, 2003 and effective as of August 12, 2003, clarifying each parties black start capability obligations. The technical and performance requirements of the Interconnection Agreements appear reasonable and achievable considering the status of the existing assets.

ComEd provides Midwest Gen with Interconnection Service over the ComEd transmission systems. The points of interconnection are specified in each of the Interconnection Agreement Facilities exhibit and provide specific points of demarcation between the Facilities and the interconnecting transmission systems.

Midwest Gen's primary obligations under the Interconnection Agreements include, but are not limited to, the following:

- Operate the Facilities in accordance with good utility practices and within each individual Facility's design limits.
- Provide ComEd easements for general, temporary, perpetual, and termination of equipment use and access to the interconnecting facilities, properties, and equipment as may be necessary to perform maintenance that is consistent with good utility practices.
- Maintain the Midwest Gen owned Facilities in accordance with good utility practices and maintain the common use roadways and accesses to the Facilities.
-  Ensure that all generating units shall be dispatchable.
- Maintain a Communications Plan to ensure timely and effective coordination in changes in generation availability, dispatch, switching orders, and testing. The primary communication link shall be the Generation Commercial Management communication software followed by dedicated phone lines.
- Reimburse ComEd for all direct and indirect costs of interconnecting with the stations.
- Maintain black start capability at units designated by agreement between the parties.
- Provide ComEd with drawing plans and specifications for review and approval, if Facility modifications are expected to affect the transmission system.
- Notify ComEd in advance of the Facilities' scheduled outages and when generating is to be resumed.
- Be responsible for the compliance of the Facilities with the required environmental laws and regulations and obtain the required permits.

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-  Comply with ComEd's switching and tagging procedures.
- Comply with ComEd's general standards of operation necessary for the continued interconnection.
- Protect equipment from auto-re-closing by ComEd. It is noted that all generator protective relays will remain in service at all times unless maintenance is being performed. Generator potential transformers shall be the last power equipment switched out of service and the first returned.
- Operate the Facilities in accordance with ComEd's 'Guidelines for Interconnection and Operation of Generation in Parallel with the Commercial System'.
- Operate the Facilities at the points of interconnection with electrical controls in service at all times to minimize interference on the ComEd system by providing requested voltage, power factor, power quality, frequency control, fault and line clearing, and stability studies.

ComEd's primary obligations under the Interconnection Agreements include, but are not limited to, the following:

- Provide Midwest Gen with interconnection service over the ComEd interconnection system.
- Provide Midwest Gen access to the interconnecting facilities, properties, and equipment as may be necessary to perform maintenance that is consistent with good utility practices.
- Notify Midwest Gen in advance of transmission system scheduled outages and when the transmission system is to be returned to service.
- Own, operate and maintain all metering equipment for measurement of electric energy deliveries (Midwest Gen has the right to own and maintain backup metering). A maintenance schedule should be published and coordinated with planned outages.
- Maintain the ComEd interconnection system in accordance with good utility practices.

Midwest Gen is required to request prior permission from ComEd to operate any jointly operated circuit breakers at the designated points of interconnection and Midwest Gen is required to carry out any switching orders received from ComEd in a timely manner. Performance of any of the parties to the Interconnection Agreements is excusable, if failure is due to an event beyond their reasonable control ("a Force Majeure event as defined in the Interconnection Agreements"). Should disputes arise between ComEd and Midwest Gen, good faith negotiations should occur first, before a continuing dispute can be submitted to arbitration or litigation. ComEd and Midwest Gen each agree to notify the other party in the case of a Force Majeure event that may be reasonably expected to affect the operations of the other party.

Midwest Gen indicates that the Interconnection Agreements were amended on February 26, 2004, to address generator imbalance issues. Stone & Webster has not reviewed these latest amendments.

3.3    COAL SUPPLY AND DELIVERY AGREEMENTS

Stone & Webster reviewed one and was advised of the remaining seven coal supply agreements between Midwest Gen and each of five different coal suppliers. Each of the agreements reportedly specifies the coal quality and quantity requirements, delivery requirements, and pricing structure. The coal supplier performance, coal quality, coal quantity and transportation requirements are considered acceptable for satisfying the Facilities requirements for electrical

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                                                          CONTRACTUAL AGREEMENTS

generation provided the existing agreements are extended or new agreements are identified to fulfill future fuel requirements.

Each agreement contains specific coal quantity requirements that provide the Facilities with assurance of an adequate coal supply. Based on the agreement reviewed by Stone & Webster, each of the agreements also contains coal quality requirements that are established to meet specific combustion and emission requirements for each of the Facilities. The coal suppliers are responsible for delivery of the coal to the Midwest Gen railcars (point of delivery).

Normally, the coal suppliers are paid a fixed price for the coal delivered under each of the agreements; the agreements include adjustments for coal quality when it varies from the specified characteristics.

Midwest Gen transports most of its coal from the mines in the southern Powder River Basin to the Will County, Waukegan, Joliet and Powerton Stations via the Union Pacific (UP). The UP rail transportation contract extends through the year 2011. In addition, Midwest Gen has a rail transportation contract with Burlington Northern Santa Fe (BNSF) extending through the year 2011.

The railcars used for delivery of PRB coal are leased from numerous companies. About 3,500 high capacity aluminum bodied railcars are being leased on terms ranging from three to twenty years. The normal maintenance, insurance and state ad valorem taxes of the leased railcars is Midwest Gen's responsibility. A Railcar Management Service Agreement with AllTranstek, LLC was executed on March 24, 2003 expiring December 31, 2004. The agreement may be extended for additional one year terms until terminated by either party. AllTranstek tracks the mechanical and mileage data base records, audits railroad and contract shop repair invoices, and other railcar management services as requested.

Midwest Gen has an agreement with Garvey Marine to provide towboats and transportation services for transporting its barged coal. A fleet of 25 barges, chartered for seven years ending December 31, 2006 is used to transport the PRB coal from the Will County Station and other river locations to the Crawford and Fisk Stations. An additional group of 8 barges are chartered from Alter Barge Lines through March 31, 2004 which may be extended for an additional four months to supplement the normal fleet during the expected high demand period this summer. Midwest Gen has also entered into an Open Hopper Barge Manufacturing Agreement dated October 6, 2003 with HBC Barge, LLC to construct 20 new barges in 2004. The 20 new barges are scheduled to replace the barges chartered from Alter Barge, reduce maintenance costs and provide additional delivery capacity and floating inventory.

3.4    ASH REMOVAL AGREEMENT-DISCUSS WITH RAY NOTE NO PRICING IS SHOWN

Midwest Gen solicited proposals from industry participants for the remaining term and comparable conditions as contained in the 1995 Coal Combustion By Products Agreement dated December 31, 1994 and amended as of December 31, 1996 under a price re-opener provision of the contract with Minerals Solutions, Inc.
(MSI) (now a wholly owned subsidiary of Lafarge North America). MSI failed to match the offer of Boral Material Technologies Inc. (Boral) and the business was awarded to Boral under a Term Sheet. However, MSI refused to vacate the property of Midwest Gen. The matter entered binding arbitration and the subsequent ruling was

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                                                          CONTRACTUAL AGREEMENTS

issued in favor of MSI. Midwest Gen has one final Market Price Reopener at the end of 2004 prior to the 12/31/09 expiration of this ash management agreement. Midwest Gen plans to resolicit proposals from industry participants for the last market reopener described under the 1995 Coal Combustion By Products Agreement.

The Reed Minerals Division of Harsco Corporation removes the Powerton Station cyclone boiler slag on a year-to-year purchase order basis. Midwest Gen is able to sell the material instead of paying to have it removed because of the commercial value of boiler slag produced by Powerton Station. Midwest Gen is investigating ways to commercially utilize the cyclone fly ash. Midwest Gen also has an ash disposal agreement with Freeman United Coal Mining Company to dispose of the currently unusable Powerton fly ash.

3.5    GAS SUPPLY AND TRANSPORTATION AGREEMENTS

Stone & Webster reviewed gas supply and transportation agreements between Northern Illinois Gas (NICOR) and Midwest Gen and a transportation agreement between Peoples Gas Light and Coke (PGLC) and Midwest Gen. The agreement with NICOR for Collins Station accounts for almost eighty percent of the total maximum daily quantity of gas.

Each gas supply contract enables Midwest Gen to move gas in and out of storage, if delivered gas is surplus or deficient to the actual facility demand. If a storage limit is exceeded, penalties could be imposed under the agreement, but none have been identified under these agreements.

Stone & Webster believes that gas supply contracts are adequate to support the individual facility needs. Midwest Gen plans during the next gas contract renewal to rework the current contract language concerning storage balancing to clarify the definitions for the Collins Station.

3.6    FUEL OIL SUPPLY

Stone & Webster reviewed the fuel oil supply agreement between Midwest Gen and the primary supplier who successful submitted the lowest bid for fuel oil delivered to all of the stations. The fuel oil supply requirements are rebid periodically. The bid documents and resulting contract specify the fuel oil quality requirements, delivery requirements, and pricing structure. The fuel oil supplier performance, quality, and transportation requirements are considered acceptable for satisfying the Facilities requirements for electrical generation support provided the existing agreements are extended or new agreements are identified to fulfill the fuel requirements in future years.

The oil suppliers are responsible for delivery of the fuel oil to the Midwest fuel oil tanks (point of delivery).

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                    SECTION 4.0 - OPERATIONS AND MAINTENANCE

Successful long-term operation of any electric generating station is dependent upon proper operation and diligent maintenance practices. Stone & Webster's Operations and Maintenance ("O&M") assessment of the Projects was based on a review of historic O&M records for the stations, review of Edison Mission's 2000, 2001, and 2002 Annual Reports, 2003 operating data, and a review of the Stone & Webster Engineering Corporation ("SWEC") Condition Assessment Report dated April 1999. In addition, our assessment update focused on the station's operating history, the O&M activities and staffing, the condition of the boilers, turbines and generators, historic maintenance problems and spare parts. Based on our review, the Facilities are in reasonable overall condition considering the age of the equipment and the annual maintenance, overhaul and capital replacement program being implemented.

As a result of Midwest Gen's maintenance efforts, the availability factors have steadily improved and are consistent with other utility stations of similar size and design. Midwest Gen has implemented an O&M plan and has scheduled preventative maintenance work on the critical station components to monitor their condition and to reduce the component failures for each of the units. The Midwest Gen forecasts of unit availability and expected forced outage rates were reviewed against previous performance results and Midwest Gen's O&M plan. Midwest Gen's forecast for equivalent availability and equivalent forced outage rate is reasonable based on Midwest Gen's O&M program.

4.1    OPERATIONS

Base-Loaded and Cycling Facilities

Six of the seven Facilities utilize coal-fired boilers, which have been historically operated in a base-load or dispatch mode. This means that the equipment is generally operated at constant output or reduced to minimum load during off periods and normally does not experience rapid load or thermal variations, when compared to cycling or peaking facilities. The base load mode of operation promotes equipment longevity in the form of long operating hours and generally reduces the amount of thermally induced maintenance and repair work, when compared to cycling facilities.

The seventh station (Collins Station) utilizes No. 6 fuel oil and backup natural gas in the boilers as the primary fuel and is being operated as a cycling station. Even though the five Collins Units are capable of being dispatched in a cycling mode, the maintenance and design of the units has demonstrated reasonable availability factors when compared to other units of similar size and design. The proposed 2004 operating schedule for the Collins Units shows Units No. 1, and No. 3 operating as required through 2004 and Unit No. 2 in standby operation, while Units No. 4 and No. 5 are mothballed.

In order to assess the current operating capability and condition of generating units and then to forecast how effectively they might operate during their projected life, it is necessary to examine certain key historic operating parameters over time. The three parameters that are being used to

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                                                      OPERATIONS AND MAINTENANCE

evaluate the operating conditions are operating equivalent forced outage rate, equivalent availability factor and heat rate.

EQUIVALENT FORCED OUTAGE RATE

The equivalent forced outage rate is the percentage of time that a unit is out of service or derated for unplanned or unscheduled reasons during a defined period of time. Table 4.1 summarizes the equivalent forced outage rates for the generating units for the period from 2000 through 2003.

                                    TABLE 4.1
                       EQUIVALENT FORCED OUTAGE RATES (%)

                                                                   NERC-GADS
                                                                   1997-2001
                                                         4 YEAR     AVERAGE
                         2000    2001    2002    2003    AVERAGE     DATA
            ----------------------------------------------------------------
            COLLINS STATION (GAS/OIL FIRED)  NOTE (1)
            ----------------------------------------------------------------
              Unit 1      37.0     3.0    10.0     9.6      14.9         8.5
              Unit 2       7.3     3.2     0.6     2.2       3.3         8.5
              Unit 3       2.6     1.5     0.9     4.8       2.4         8.5
              Unit 4       7.7     0.7     2.3     N/A       N/A         8.5
              Unit 5       6.9     1.1     0.7     N/A       N/A         8.5
            ----------------------------------------------------------------
            CRAWFORD STATION (COAL FIRED)
            ----------------------------------------------------------------
              Unit 7      10.1    11.8     3.0    10.4       8.8         6.0
              Unit 8       8.0     3.2     1.6     6.4       4.8         7.5
            ----------------------------------------------------------------
            FISK STATION (COAL FIRED)
            ----------------------------------------------------------------
              Unit 19      7.0     6.5     3.5     8.4       6.3         7.5
            ----------------------------------------------------------------
            JOLIET STATION (COAL FIRED) NOTE (2)
            ----------------------------------------------------------------
              Unit 6       2.8    21.5     8.0    10.1      10.6         7.5
              Unit 7       9.5    20.9     8.6    11.2      12.6         7.6
              Unit 8      13.5    13.2     9.3    12.2      12.0         7.6
            ----------------------------------------------------------------
            POWERTON STATION (COAL FIRED) (NOTE 3)
            ----------------------------------------------------------------
              Unit 5       3.6     4.1     6.1    12.7       6.6         4.7
              Unit 6      10.4     4.4     4.9     8.9       7.1         4.7
            ----------------------------------------------------------------
            WAUKEGAN STATION (COAL FIRED)
            ----------------------------------------------------------------
              Unit 6      11.5     5.1     2.8     7.2       6.7         6.2
              Unit 7      12.3     6.2     4.9     4.2       6.9         7.5
              Unit 8       7.7     5.5     7.2     6.6       6.8         7.5
            ----------------------------------------------------------------
            WILL COUNTY STATION (COAL FIRED)
            ----------------------------------------------------------------
              Unit 1      14.1    12.7    10.2     N/A       N/A         6.2
              Unit 2      11.4    10.2     7.3     N/A       N/A         6.2
              Unit 3       9.5     9.6     4.3    10.3       8.4         7.5
              Unit 4      18.0    12.5     9.6     6.9      11.8         7.6

Notes:
(1) The high equivalent forced outage rate in 2000 for Collins Unit No. 1 was due to a turbine thrust bearing failure because of a loss of lubricating oil. This is an isolated event.
     The high equivalent forced outage rate in 2002 for Collins Unit No. 1 was due to a 10-week major turbine overhaul.

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                                                      OPERATIONS AND MAINTENANCE

(2) The high equivalent forced outage rate in 2001 for Joliet Units No. 6 and No. 7 was due to a fire that started in an abandoned section of the coal conveyor dust collection system. This is an isolated event.

The data in Table 4.1 demonstrates a generally improving trend in the equivalent forced outage rate under Midwest Gen. However, we would anticipate occasional deviations such as Collins Unit No. 1 and the Joliet Units No. 6 and No. 7 are explainable variations as noted. The 2003 equivalent forced outage rate for several of the units appears to be higher than previous years, but is within the expected variation for unit operation.

A comparison of the Midwest Gen projected equivalent forced outage rates against the utility industry data (NERC-GADS data), indicates the Midwest Gen forced outage rates are reasonable based on the operating history of the units and comparable to the historic utility industry data.

EQUIVALENT AVAILABILITY

The equivalent availability factor represents the percentage of time over a defined period when a unit is capable of generating electrical power at design levels (including equipment deratings, equipment forced outages, and equipment scheduled outages). Table 4.2 displays the equivalent availability factors for the 20 generating units during a four-year period starting in 2000 through 2003. Unit equivalent availability factors are negatively influenced in years when major equipment projects are implemented, resulting in a lower availability for that year.

                                    TABLE 4.2
                       EQUIVALENT AVAILABILITY FACTORS (%)

                                                                   NERC-GADS
                                                                   1997-2001
                                                         4 YEAR     AVERAGE
                         2000    2001    2002    2003    AVERAGE     DATA
            ----------------------------------------------------------------
            COLLINS STATION (GAS/OIL FIRED) NOTE (1)
            ----------------------------------------------------------------
              Unit 1      63.0    88.8    69.8    84.3      76.5        81.2
              Unit 2      92.7    88.6    97.5    93.5      93.1        81.2
              Unit 3      97.4    83.3    99.1    84.7      91.1        81.2
              Unit 4      92.3    76.6    97.7     N/A      88.9        81.2
              Unit 5      90.1    77.2    99.3     N/A      88.9        81.2
            ----------------------------------------------------------------
            CRAWFORD STATION (COAL FIRED) NOTE (3)
            ----------------------------------------------------------------
              Unit 7      85.9    70.6    89.6    75.4      80.4        85.4
              Unit 8      79.4    85.7    87.0    91.3      85.8        83.0
            ----------------------------------------------------------------
            FISK STATION (COAL FIRED)
            ----------------------------------------------------------------
              Unit 19     93.0    85.0    77.4    91.5      86.7        83.0
            ----------------------------------------------------------------
            JOLIET STATION (COAL FIRED) NOTE (2)
            ----------------------------------------------------------------
              Unit 6      81.7    78.5    89.7    83.8      83.4        83.0
              Unit 7      64.9    77.1    88.2    86.4      79.2        82.7
              Unit 8      84.7    69.1    89.0    86.7      82.4        82.7
            ----------------------------------------------------------------
            POWERTON STATION (COAL FIRED) NOTE (3)
            ----------------------------------------------------------------
              Unit 5      74.4    91.3    85.8    68.9      80.1        85.8
              Unit 6      87.2    86.3    74.6    82.9      82.8        85.8

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
                                                                   NERC-GADS
                                                                   1997-2001
                                                         4 YEAR     AVERAGE
                         2000    2001    2002    2003    AVERAGE     DATA
            ----------------------------------------------------------------
            WAUKEGAN STATION (COAL FIRED)
            ----------------------------------------------------------------
              Unit 6      85.0    76.3    95.4    90.1      86.7        85.3
              Unit 7      77.3    93.8    67.6    85.7      81.1        83.0
              Unit 8      89.1    94.5    84.7    83.1      87.9        83.0
            ----------------------------------------------------------------
            WILL COUNTY STATION (COAL FIRED) NOTE (3)
            ----------------------------------------------------------------
              Unit 1      65.5    84.8    89.8     N/A      80.0        85.3
              Unit 2      69.2    89.7    90.9     N/A      83.3        85.3
              Unit 3      88.7    72.4    93.5    73.9      82.1        85.4
              Unit 4      70.6    78.2    90.4    87.4      81.6        82.7

Notes:
(1) The low equivalent availability factor in 2000 for Collins Unit No. 1 was due to a turbine thrust bearing failure because of a loss of lubricating oil. This is an isolated event.
     The low equivalent availability factor in 2002 for Collins Unit No. 1 was due to a 10-week major turbine overhaul.
(2) The low equivalent availability factor in 2001 for Joliet Units No. 6 and No. 7 was due to a fire in the coal conveyor system. This is an isolated event.
(3) The low equivalent availability factors in 2003 for Crawford Unit No. 7, Powerton Units No. 5 and Will County Unit No. 3 were due to planned maintenance and repair work and capital projects

A review of the four-year average equivalent availability data for the twenty units generally shows an improving trend since Midwest Gen assumed control of the operations and maintenance. A comparison of the Midwest Gen availability against the utility industry data (NERC-GADS data) shows the Midwest Gen historical data are reasonable.

HEAT RATES

Heat rate is a measure of the thermal performance or efficiency of a generating unit and is represented by the ratio of the total heat input, in the form of fuel, to the net electrical output delivered at the point of interconnection with the utility. The following Table 4.3 tabulates the annual average heat rate data for the twenty generating units (base load and cycling) for a three-year period starting in 2000, when Midwest Gen assumed control of the Units.

                                   TABLE 4. 3
                              HEAT RATE COMPARISON
                                  Btu/kWh (NET)

                                                                               4 -YEAR
                                            2000     2001     2002     2003    AVERAGE
            --------------------------------------------------------------------------
            COLLINS STATION (GAS/OIL FIRED) NOTE (1)
            --------------------------------------------------------------------------
                    Unit 1                 11,726   12,601   14,220   14,073    13,192
                    Unit 2                 12,122   12,073   11,560   13,283    11,918
                    Unit 3                 12,459   12,035   12,719   12,477    12,421
                    Unit 4 (Note 2)        12,001   12,287   12,947        0       N/A
                    Unit 5 (Note 2)        12,831   12,801   14,203        0       N/A

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
                                                                               4 -YEAR
                                            2000     2001     2002     2003    AVERAGE
            --------------------------------------------------------------------------
            CRAWFORD STATION (COAL FIRED)
            --------------------------------------------------------------------------
                    Unit 7                 10,668   10,358   10,398   10,578    10,501
                    Unit 8                 10,730   10,205   10,077   10,349    10,340
            --------------------------------------------------------------------------
            FISK STATION(COAL FIRED)
            --------------------------------------------------------------------------
                    Unit 19                10,107   10,171   10,159   10,288    10,181
            --------------------------------------------------------------------------
            JOLIET STATION (COAL FIRED)
            --------------------------------------------------------------------------
                    Unit 6                 10,131   11,001   10,432   11,007    10,671
                    Unit 7                 10,259   10,574   11,075    9,944    10,428
                    Unit 8                 10,119   10,223   10,738   10,476    10,398
            --------------------------------------------------------------------------
            POWERTON STATION (COAL FIRED)
            --------------------------------------------------------------------------
                    Unit 5                 10,931   11,078   11,163   10,956    11,039
                    Unit 6                 11,031   11,087   11,121   10,828    11,005
            --------------------------------------------------------------------------
            WAUKEGAN STATION (COAL FIRED)
            --------------------------------------------------------------------------
                    Unit 6                 12,177   12,878   12,567   13,061    12,629
                    Unit 7                 10,805   10,347   10,336   10,162    10,416
                    Unit 8                  9,653    9,924    9,956   10,030     9,878
            --------------------------------------------------------------------------
            WILL COUNTY STATION (COAL FIRED)
            --------------------------------------------------------------------------
                    Unit 1 (Note 3)        10,298   10,832   11,190        0       N/A
                    Unit 2 (Note 3)        10,398   10,915   11,053        0       N/A
                    Unit 3                 10,234   10,376   10,457   10,336    10,348
                    Unit 4                 10,110   10,177   10,234   10,361    10,228

            Notes:
            (1) The higher Collins Station heat rates are attributable in part to hot standby operation and lower dispatch.
            (2)  The two Collins units have temporarily suspended operations.
            (3) The two Will County units have temporarily suspended operations.

The net annual heat rate values shown in Table 4.3 include the total fuel consumed for full load, part load, and spinning reserve (cycling units) operation, including startups and shutdowns of the unit. The thermal performance tends to improve when major maintenance is completed on the equipment associated with the generation of steam or electricity (i.e., generally the boiler and steam turbine have the greatest impact on heat rate when units are base loaded). The unit dispatch level also influences heat rate. If the unit is operated to design output (full load), the net plant heat rate tends to be closer to the design estimate. As unit electrical output is reduced from design full load or fuel quality decreases (higher moisture fuel), the heat rate will tend to increase (get worse), resulting in more fuel required for each kilowatt of electrical power produced.

The four-year average annual heat rates for the coal-fired units generally compare favorably with the Midwest Gen developed correlation of average annual heat rates vs. load factor (capacity factor/availability factor) from the equipment design heat rate information

PEAKING OPERATION FACILITIES

Combustion turbines operating in a simple cycle configuration are used for meeting peak electrical power requirements when necessary. ComEd purchased and installed 71 combustion

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                                                      OPERATIONS AND MAINTENANCE

turbines during the period from 1968 to 1971. These machines operate on natural gas, diesel fuel or jet fuel as noted in Section 2 of this report. The combustion turbines are located at existing sites with the base-loaded Facilities or at separate combustion turbine designated sites. The following Table 4.4 tabulates the equivalent forced outage rates for the combustion turbines for purposes of evaluation.

                                    TABLE 4.4
                   PEAKERS EQUIVALENT FORCED OUTAGE RATES (%)

                                                                         4-YEAR
                                            2000   2001   2002    2003   AVERAGE
            --------------------------------------------------------------------
            Peakers Firing Gas              16.1   13.3   10.31   3.09     10.70
              (PPA Capacity)                 574    574     574    461
            Peakers Firing Oil               9.8   19.2    2.95   1.47      8.36
              (PPA Capacity)                 370    370     233    233

The equivalent forced outage rate is the percentage of time that a unit is out of service or derated for unplanned or unscheduled reasons during a defined period of time. Table 4.4 summarizes the equivalent forced outage rates for the peaking combustion turbine generating units for the period from 2000 to 2003

Stone & Webster also reviewed the combustion turbine heat rates and found that a comparison of design heat rates to operating heat rates was not comparable because of the peaking application of the combustion turbines. The following Table 4.5 identifies the original equipment manufacturers' expected heat rates for the 71 combustion turbines:

                                    TABLE 4.5
              ORIGINAL EQUIPMENT MANUFACTURERS EXPECTED HEAT RATES

MODEL                                                     NG       OIL
-------------------------------------------------------------------------
GE 5000 L                                               17,700    16,200
GE 5000LA                                               15,920    15,425
GE 5000 M                                               15,400    14,380
Worthington Twin Pac Model ER 224-4                     15,480
Pratt & Whitney Power Pac (aeroderivatives)             13,480

The original equipment manufacturers expected heat rate numbers are high but not unexpected, given the size and age of the machines (30 years) and the fact that the machines are operating in simple cycle.

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                                                      OPERATIONS AND MAINTENANCE

4.2    MAINTENANCE

CONDITION OF THE BASE-LOADED AND CYCLING FACILITIES

SWEC performed assessments of the ComEd coal and gas/oil fired generating stations in January 1998. The information gathered was used to verify major equipment condition as represented in the unit maintenance reports. SWEC was also responsible for evaluating the twenty operating units and for providing recommendations for future major maintenance requirements and potential capital expenditures. The SWEC Asset Evaluation Report was issued in April 1999 and focused mainly on the boiler and turbine generator equipment.

The large coal and gas/oil fired generating stations are capable of operating as long as the owner allocates the necessary capital to maintain and repair equipment at the Facilities, provided that maintenance is performed in accordance with manufacturer's recommendations and that prudent utility practices are followed during the operation of the equipment.

Expected component life is based on industry experience and assumes the boiler equipment is maintained in accordance with the manufacturers' recommendations and prudent utility practices are followed during the operation of the equipment. The following Table 4.6 identifies the industry expected life of the various major boiler components.

                                    TABLE 4.6
                           EXPECTED LIFE OF COMPONENTS

                                                  EXPECTED LIFE
                       BOILER COMPONENT              (YEARS)
                 ----------------------------------------------
                 Waterwalls                            30
                 Economizer                            30
                 Economizer Header                     20
                 Low Temperature Reheater              30
                 High Temperature Reheater             20
                 Reheater Headers                      30
                 Primary Superheater                   30
                 Primary Superheater Headers           30
                 Secondary Superheater                 25
                 Secondary Superheater Headers         25

The remaining useful life of a component is strongly dependent on its operating environment as well as the amount of preventative maintenance that is conducted. The boilers and auxiliary equipment generally require more major maintenance attention than the other balance of plant operating equipment. To that end, SWEC prepared summary evaluations that are included in Attachment 5.

Midwest Gen has developed a comprehensive Ten Year O&M Plan that includes boiler, turbine generator, and balance of plant system overhaul and capital projects. Midwest Gen has also developed life of project plans for boiler, turbine, and balance of plant systems. The Midwest

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Generation Ten-Year O&M Plan reflects the Stone & Webster recommendations and is consistent with the summary evaluations in Attachment 5.

Midwest Gen is aware that any capital project may be altered at any time based on annual component inspections and reasonable predictive maintenance techniques. Midwest Gen's Ten Year O&M Plan which includes capital expenditures, planned overhauls and equipment replacements are based upon ongoing condition assessments and predictive maintenance which is a reasonable projection of capital expenditures required to successfully operate the Facilities.

MAINTENANCE-CAPITAL PROJECTS BUDGET

Certain capital expenditure categories have been completed that are not part of routine maintenance. These budget categories include: boiler, turbine, generator major maintenance work such as; NO SUB(x) controls in the form of low NO SUB(x) burners and overfire air system to comply with reduced air emission regulations; and, rail line local additions at two stations. Table 4.7 is a summary of the major capital projects that Midwest Gen implemented since acquisition of the Facilities.

                                    TABLE 4.7
                            CAPITAL PROJECTS SUMMARY

                                              NUMBER OF    INSTALLATION
                     DESCRIPTION            UNITS/PROJECT     DATES
       -----------------------------------------------------------------
        1  NO SUB(x) Controls                12 units      2000-2003
           (Combination of LNB & OFA)
        2  HRH Pipe Replacement               11 units      2000-2002
        3  Dust Collection System Upgrade    6 stations     2000-2003
        4  Precipitator Upgrade                2 units      2000-2003
        5  Rail Line - Local line addition    2 station       2003

Various NO SUB(x) control modifications have been implemented on 12 units.

Midwest Gen has replaced seamed reheat piping on the units given its utility affiliate, SCE, experienced a failure of similar piping in 1985 which resulted in numerous fatalities.

The PRB coal supplied to the Midwest Gen coal-fired generating stations creates dust conditions during handling. In order to ensure plant safety and reduce maintenance, dust collection system modifications are being implemented at the six coal-fired stations.

The electrostatic precipitators on Waukegan Unit 7 and Will County Unit No. 4 have been upgraded to improve performance and allow more margin on particulate compliance.

Rail line modifications were proposed and implemented for the Powerton and Joliet Stations to reduce delivered fuel costs by eliminating the need to utilize local rail lines and provide direct access to the Union Pacific lines. The Joliet, Powerton, and Waukegan rail spurs have been expanded to receive 135-car train sets.

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                                                      OPERATIONS AND MAINTENANCE

MAINTENANCE PROGRAMS

Midwest Gen is operating and maintaining the Facilities with their Total Productive Maintenance (TPM) program. The TPM program establishes parameters for equipment operation and optimizes the maintenance activities. The TPM program utilizes the MIMS Operations and Maintenance Management software to organize and manage equipment maintenance. This is an integrated set of programs that operate to establish equipment performance indicators, schedule maintenance, manage fuels and lubricants, monitor condition, estimate costs, and track equipment in transit. The use of computer based maintenance programs such as the Midwest Gen TPM program is considered a valuable tool for optimizing the equipment maintenance and management of the different aspects of normal maintenance activities.

Midwest Gen's long range major maintenance and capital expenditures are contained in a comprehensive Ten Year Plan that provides both the general framework and detail for all planned overhaul and capital.

A Capital Project Review Committee comprised of corporate technical experts, accounting and finance personnel continually review planned capital expenditures and those proposed for inclusion into the Ten Year Plan.

SPARE PARTS

The total estimated spare part dollar value of spare parts inventory is approximately $20,500,000, which is $10,500,000 more than when Midwest Gen assumed control of the Facilities and is reasonable for the Facilities reviewed. Midwest Gen is reviewing the spare parts program to verify that duplication of spares among the Projects is not an issue.

Stone & Webster is of the opinion that the Midwest Gen spare part and capital spares philosophy is consistent with other acceptable coal-fired facility utility practices.

ASBESTOS MATERIALS

Most of the older powers Facilities were constructed using asbestos materials. A remediation program was implemented to identify asbestos materials and to remove these materials properly when removal of the asbestos was required to perform inspections or modification work. All remediation work has reportedly been accomplished in accordance with applicable regulations, and ambient air sampling has been conducted by both the contractor performing the work and by an independent sampling contractor. As part of the remediation effort, installation of a non-asbestos insulation and the new area was labeled as asbestos free. Older decommissioned units at some of the sites containing asbestos material are isolated from personnel access. Remediation of these abandoned facilities needs to be included when the disposition of existing equipment is decided. Stone & Webster finds the asbestos remediation approach reasonable.

STAFFING

Each of the stations is operated and maintained by a dedicated staff. The combustion turbine installations are managed and operated by a staff of five including one manager and four specialists. The following Table 4.8 summarizes the present Midwest Gen staffing levels.

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                                                      OPERATIONS AND MAINTENANCE

                                    TABLE 4.8
                              STATION STAFFING PLAN

                                                     MIDWEST GEN STAFF
           -------------------------------------------------------------
           Collins Station                                    96
           Crawford Station                                  112
           Fisk Station                                       66
           Joliet Station                                    237
           Powerton Station                                  185
           Waukegan Station                                  183
           Will County Station                               163
           Combustion Turbine Generation                      14
           -------------------------------------------------------------
                       Total                               1,056
           -------------------------------------------------------------

Midwest Gen retained a majority of the qualified technical staff at each of the stations when the assets were purchased in 1999. Staffing level at each of the stations was evaluated by Midwest Gen periodically and as necessary reduced as certain unit operations were suspended in 2004, such as those at Collins Units No. 4 and No. 5 and the Will County Units No. 1 and No. 2. Midwest Gen also consolidated the management responsibilities at the Crawford and Fisk Facilities because of the proximity of the Facilities and the single unit operation at Fisk. Stone & Webster finds the Midwest Gen staffing plan to be consistent with other successful independent power producer practices for similar type facilities.

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                       SECTION 5.0 - ENVIRONMENTAL ISSUES

Stone & Webster evaluated the Midwest Gen Facilities environmental compliance requirements and reviewed future mitigative issues which could potentially impact operations or have significant capital or operating cost implications. Based on discussions with Midwest Gen and our review of pertinent documents, Stone & Webster finds that Midwest Gen has reasonably identified and accounted for environmental regulatory requirements and costs.

5.1    AIR EMISSIONS ISSUES

In addition to significant ongoing air permit and regulatory emission compliance issues the following identifies the present and future air pollution control requirements:

- Acid Rain regulations require national reduction of SO SUB(2) emissions by cap and allowance trading, and establish NO SUB(x) emission limits for various types of coal burner designs. The Midwest Gen emissions requirements are identified in the following sections in relation to NO SUB(x) and SO SUB(2) emissions.
- Illinois NO SUB(x) cap and trade regulations issued pursuant to the Environmental Protection Agency ("EPA") State Implementation Plan ("SIP") Call, are intended to reduce ozone formation caused by transport of NO SUB(x) emissions from Midwestern states to eastern states. The Midwest Gen emissions requirements are identified in the following sections in relation to NO SUB(x) emissions.
- Pending United States Environmental Protection Agency ("USEPA") mercury Maximum Achievable Control Technology ("MACT") regulations are being developed to establish a mercury emission control limit specific to each US coal-fired power plant by 2008.
- Multi-pollutant emission reductions are currently under consideration legislatively in Congress and administratively by USEPA (Via the proposed Interstate Transport Rate) to regulate emissions of NO SUB(x), SO SUB(2), mercury, and possibly CO SUB(2) which is a greenhouse gas.

PERMITS

Title V of the Clean Air Act Amendments of 1990 requires major stationary sources to obtain operating permits which document all applicable air pollution control requirements. Midwest Gen has active applications on file for Title V Permits for each power plant, which sets forth applicable requirements and emissions inventories for all emissions sources. The offsite peaker Title V permits have all been received for the facilities. The Collins Title V permit was issued in December 2003. Midwest Gen appealed portions of the permit and the entire permit was subsequently stayed pending resolution of the appealed conditions. The applications for the coal fired plants were accepted as complete by the Illinois Environmental Protection Agency ("IEPA"), draft permits have been issued, and public hearings were held in 2003. Issuance of the final permits is expected by the second quarter 2004. The facilities currently operate under application of regulatory permit shield provisions, with extension of all existing operating permits and continued operation authorized pending issuance of the Title V Permits.

Table 5.1 is a summary of emission limits specified in the operating permits that are applicable to the power boilers and the combustion turbine peaking units. The NO SUB(x) emissions limits for the tangential coal-fired boilers and CO emissions applicable to all units are specified by IEPA regulation. Opacity limits for the combustion turbine peaking units are specified by regulation. All other limits listed in Table 5.1 are specified in the operating permits. The particulate matter

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("PM") emission limits of 0.18 lb/MMBtu at Joliet Unit No. 6 and 0.12 lb/MMBtu
at Waukegan Unit No. 8 are exceptions to the Illinois State Implementation Plan limit of 0.10 lb/MMBtu that is applicable to the other units, which is identified as an Environmental Matter in the Asset Sale Agreement. Continuous emissions monitoring systems ("CEMS") have been installed for all power boilers to monitor emissions of NO SUB(x), SO SUB(2), CO SUB(2), and opacity. Stack testing is also periodically performed on the power boilers to confirm compliance with particulate and CO emission limits. Visual inspection and stack testing are periodically conducted to confirm compliance with the CO and opacity standards for the combustion turbine peaking units.

Additionally, operating permits have been issued for other emission sources, such as auxiliary boilers and emergency diesel generators. These are minor emissions sources, with no permit compliance problems identified.

Additional emissions limitations, constraints, and monitoring requirements are to take effect as a result of Acid Rain Program amendments to the Clean Air Act and a proposed regulation, referred to as the SIP Call, which is intended to reduce ozone formation caused by transport of NO SUB(x) emissions from Midwestern states to eastern states. The emissions requirements are discussed as follows in relation to NO SUB(x) and SO SUB(2) emissions.

ComEd developed a computer based data acquisition and handling system ("DAHS") for the Acid Rain Program. Midwest Gen obtained the rights to utilize the DAHS as a condition of the sale. A services agreement contract was negotiated with ComEd to allow for maintenance and trouble-shooting support from the date of transfer. Midwest Gen contracted with Environmental Systems Corporation ("ESC") to purchase and transition from the ComEd proprietary system to a new ESC DAHS for all facilities. The ESC system is the same system purchased and now currently in use at EME's Homer City Generating Station. The ESC to DAHS transition was completed by June 15, 2000.

The operating permits for the power stations specify these allowable fuels as follows, however the Midwest Gen's proposed Title V permits do not restrict operation of types of coal used provided Midwest Gen continues to comply with applicable emission requirements:

- Collins Station - natural gas, residual and distillate fuel oil with maximum sulfur content equal to the larger of 0.28 percent by weight or as given in percent by formula (0.000015 multiplied by gross heating value in Btu/lb for distillate oil and 0.00004 multiplied by gross heating value in Btu/lb for residual oil).
- Crawford Station - Black Butte, Big Horn and Decker coals; conditional combustion of boiler cleaning waste, demineralizer resin, waste turbine oil and lubricating oil, and antifreeze is allowed.
- Fisk Station - Black Butte, Big Horn and Decker coals; co-fired natural gas; conditional use of Rochelle and western coal; conditional combustion of boiler cleaning waste, demineralizer resin, waste turbine oil and lubricating oil, and antifreeze is allowed.
- Joliet Unit No. 6 - Powder River Basin coals, western coals, Rochelle coals and certain spot market coals; natural gas for fuel lean gas reburn as described below; conditional combustion of petroleum coke, boiler cleaning waste, demineralizer resin, waste turbine oil and lubricating oil, antifreeze, spent electricians' gloves and tire derived fuel is allowed.

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                                    TABLE 5.1
                             OPERATING PERMIT LIMITS

                                             EMISSION LIMITS (lb/MMBtu)                             MAXIMUM OUTPUT
UNIT                       TYPE           NO SUB(x)  SO SUB(x)     PM     OPACITY LIMIT  CO (ppm)        GROSS
------------------------------------------------------------------------------------------------------------------
Collins         1      Gas/Oil Fired      0.20/0.30   0.8/0.8   0.10/0.10       20%         200     Not Specified
                2      Gas/Oil Fired      0.20/0.30   0.8/0.8   0.10/0.10       20%         200     Not Specified
                3      Gas/Oil Fired      0.20/0.30   0.8/0.8   0.10/0.10       20%         200     Not Specified
                4      Gas/Oil Fired      0.20/0.30   0.8/0.8   0.10/0.10       20%         200     Not Specified
                5      Gas/Oil Fired      0.20/0.30   0.8/0.8   0.10/0.10       20%         200     Not Specified

Crawford        7  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         237 MW
                8  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         350 MW

Fisk           19  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         348 MW

Joliet          6   Cyclone Fired Coal      Exempt      1.80      0.18          30%         200         333 MW
                7  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         537 MW
                8  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         557 MW

Powerton        5   Cyclone Fired Coal      Exempt      1.80      0.10          30%         200         851 MW
                6   Cyclone Fired Coal      Exempt      1.80      0.10          30%         200         846 MW

Waukegan        6   Cyclone Fired Coal      Exempt      1.80      0.10          30%         200         117 MW
                7  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         358 MW
                8  Tangential Fired Coal  0.90/0.40     1.80      0.12          30%         200         383 MW

Will County     1   Cyclone Fired Coal      Exempt      1.80      0.10          30%         200         172 MW
                2   Cyclone Fired Coal      Exempt      1.80      0.10          30%         200         170 MW
                3  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         281 MW
                4  Tangential Fired Coal  0.90/0.40     1.80      0.10          30%         200         551 MW

Peaking Units       Combustion Turbines      N/A        N/A        N/A          30%         200     Not Specified

Note (1) Year round NO SUB(x) limits. IEPA, SIP limit/Phase II Acid Rain limit Note (2) Certain tangentially fired Units have NO SUB(x) averaging plan limits of 0.40 lb/MMBtu, otherwise 0.45 lb/MMBtu.

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-  Joliet Units No. 7 and No. 8 - Decker and South Antelope coals; conditional combustion of boiler cleaning waste, demineralizer resin, waste turbine oil and lubricating oil, and antifreeze is allowed.
- Powerton Station - Rochelle and Antelope coals, blended with up to four percent high sulfur Illinois coal (Freeman Mine Crown II or Crown III coal) or industry mines with low sulfur western coals; conditional combustion of boiler cleaning waste, demineralizer resin, waste turbine oil, and lubricating oil, and antifreeze is allowed.
- Waukegan Station - Black Butte and Antelope coals; conditional combustion of boiler cleaning waste, demineralizer resin, waste turbine oil and lubricating oil is allowed.
- Will County Station - Rochelle and Antelope coals; conditional combustion of boiler cleaning waste, demineralizer resin, waste turbine oil, and lubricating oil, and antifreeze is allowed. Petroleum coke may be burned subject to additional stack testing and demonstration that particulate emissions are less than 0.1 lb/hr and 0.44 tons/year. Ash fines may be reburned in Units No. 1 and No. 2.
- Combustion Turbine Peaking Units - All units other than the peaking units at the Fisk and Waukegan Stations are permitted to burn distillate fuel oil with maximum sulfur content equal to the larger of 0.28 percent by weight or as given in percent by formula (0.000015 multiplied by gross heating value in Btu/lb); the combustion turbine peaking units at the Fisk and Waukegan Stations are required to use aviation jet fuel (JP-5) rather than distillate fuel. Combustion turbine peaking units at the Calumet, Electric Junction, Lombard, Crawford, Sabrooke, Joliet, and Fisk Stations are permitted to burn natural gas. No natural gas supply is available for the peaking units at the Bloom, Fisk, and Waukegan Stations.

Title V Permit applications for the Units indicate that alternative coals from the same region can be used as approved coals, subject to submittal of specified samples and analyses. Only minimal quantities of waste material are burned, with no significant adverse effect on emissions of regulated pollutants. Midwest Gen advises that petroleum coke will not be used as a fuel at any station.

NEW SOURCE REVIEW

Modifications of operating coal fired plants, which result in increases in emissions greater than specified thresholds, are judged to be non-routine and major under US EPA New Source Review ("NSR") regulations, and are subject to Best Available Control Technology ("BACT") requirements. BACT for larger coal fired power plants can include costly retrofit upgrades such as flue gas desulfurization for SO SUB(2), and selective catalytic reduction for NO SUB(x)

In the fall of 1999, the EPA initiated enforcement actions against 32 coal-fired power plants for alleged NSR violations. Some of these have been settled with commitments to extensive capital air pollution control projects, and others are involved in extended legal actions.

Since 1999, the EPA has prepared a NSR reform package, which is currently under review by the administration. On February 14, 2002, the EPA indicated that NSR reform would include a clarified definition of exempted "routine maintenance" as well as clean unit exemptions. On December 30, 2002 a regulation was issued for comment, relaxing NSR review criteria by establishing Plant Applicability Limits, a clean unit exemption and by allowing the facility to

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                                                            ENVIRONMENTAL ISSUES

choose one worst year during the past ten years as the baseline for determining if there has been an increase in emissions. The current baseline is over the previous five years. Provisions for definition of non-routine repair and replacement were finalized in October 2003, but the regulation was stayed by the courts in December 2003. Oral arguments regarding the stay are not expected until 2005. The EPA has indicated that the reforms will apply to future modifications, but it is expected that the new NSR reforms may limit the scope of potential enforcements by the EPA due to past activities.

Midwest Gen has received a request as have other power plant owners under
Section 114 of the Clean Air Act for maintenance information on the coal fired Units. A letter was received from USEPA Region V in February 2003 and a partial response has been returned by Midwest Gen April 2003. Information has been requested extending back to 1975. Midwest Gen's position is that no work has been performed on any of the Units which would qualify as a major modification under NSR. Considering that many other coal fired power plant owners have responded to the Section 114 requests 1-2 years ago with no issues raised by EPA, it is unlikely that a compliance action will result from the Midwest Gen submission.

NO SUB(x) EMISSIONS

NO SUB(x) emissions are currently specified in the operating permits only for the tangentially fired coal boilers and the gas/oil fired boilers at the Collins Station. The boilers currently are capable of operating in compliance with the specified NO SUB(x) emissions limits, as shown by the average NO SUB(x) emissions listed on Table 5.2. No violations of the NO SUB(x) emissions limits by the tangential coal-fired units have occurred in recent years, going back at least as far as 1993. The five oil/gas fired Collins Units have operating under Midwest Gen's control in compliance with the NO SUB(x) emissions limits.

Since January 1, 2000, the coal-fired boilers have complied with the lower Phase II NO SUB(x) emissions limits specified in the Phase II Acid Rain Permits pursuant to Title IV of the Clean Air Act. The revised NO SUB(x) emissions limits are technology based and limit NO SUB(x) emissions for tangential fired boilers to 0.40 lb/MMBtu and cyclone fired boilers to 0.86 lb/MMBtu. However, the Crawford, Fisk, Waukegan and Will County tangential fired units opted for early compliance with a 0.45 lb/MMBtu limit during Phase I of the Acid Rain Program and accordingly are subject to compliance with this less stringent limit through the year 2008, after which the 0.40 lb/MMBtu standard will be in effect.

A NO SUB(x) emissions averaging plan for Phase II NO SUB(x) compliance was submitted for the years 2000 and 2001 for several of the coal fired Units. However, as shown on Table 5.2, the Units are capable of comply with the NO SUB(x) Acid Rain Program limits without NO SUB(x) averaging, and now operate without an averaging plan.

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                                    TABLE 5.2
                   NO SUB(x) OPERATING EMISSION VERSUS LIMITS

                                                 TITLE IV           2003          2003 OZONE
                          IEPA PERMIT          PHASE II ACID     OPERATING     SEASON OPERATING
                      NO SUB(x) EMISSION     RAIN NO SUB(x)      NO SUB(x)        NO SUB(x)
                            LIMIT                 LIMIT           (AVERAGE         (AVERAGE
UNITS NO.                 (lb/MMBtu)            (lb/MMBtu)       lb/MMBtu)         lb/MMBtu)
-----------------------------------------------------------------------------------------------
Collins 1 (oil/gas)         0.2/0.3                 N/A             0.164            0.125
Collins 2 (oil/gas)         0.2/0.3                 N/A             0.164            0.125
Collins 3 (oil/gas)         0.2/0.3                 N/A             0.164            0.125
Collins 4 (oil/gas)         0.2/0.3                 N/A           Unit Off         Unit Off
Collins 5 (oil/gas)         0.2/0.3                 N/A           Unit Off         Unit Off
Crawford 7                   0.90                  0.45             0.150            0.135
Crawford 8                   0.90                  0.45             0.157            0.135
Fisk 19                      0.90                  0.45             0.143            0.139
Joliet 6                    Exempt                 0.86             0.392            0.276
Joliet 7                     0.90                  0.40             0.120            0.123
Joliet 8                     0.90                  0.40             0.135            0.133
Powerton 5                  Exempt                 0.86             0.518            0.355
Powerton 6                  Exempt                 0.86             0.518            0.355
Waukegan 6                  Exempt                 0.86             0.633            0.583
Waukegan 7                   0.90                  0.45             0.145            0.132
Waukegan 8                   0.90                  0.45             0.165            0.136
Will County 1               Exempt                 0.86           Unit Off         Unit Off
Will County 2               Exempt                 0.86           Unit Off         Unit Off
Will County 3                0.90                  0.45             0.179            0.179
Will County 4                0.90                  0.45             0.152            0.149

Further reductions in allowable emissions of NO SUB(x) were required during the 2003 and 2004 and will be required during the ozone season, which extends from May through September, pursuant to US EPA's NO SUB(x) SIP Call Rule. A two phase program was established by the Illinois SIP Call NO SUB(x) rules. For the first phase power generation units are subject to a rate-based ozone season standard of 0.25 lbs/MMBtu NO SUB(x) which allows averaging to be performed for compliance starting in the 2003 ozone season. The second phase requirements allocate NO SUB(x) emissions allowances based on 1996 baseline heat input multiplied by 0.15 lb/MMBtu and adjusted to account for a growth factor of 1.08 starting in the year 2004. The Illinois EPA SIP Call rules provide for 11,330
NO SUB(x) allowances (tons/season) for the Midwest Gen units.

Midwest Gen has installed tangential fired system ("TFS") 2000, low NO SUB(x) conversion packages, including burner tips, separated and close-coupled overfire air ("OFA"), and coal crusher upgrades on the tangential fired boilers for the NO SUB(x) SIP Call Rule reductions. These conversions have been demonstrated to maintain over a 50 percent reduction of NO SUB(x) emissions from traditional, as built, tangentially fired coal power boilers. In addition the Midwest Gen Facilities

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are generally fired with Powder River Basin coal, which because of its relatively high moisture content, burns cooler and tends to generate less thermal NO SUB(x).

The cyclone burner-equipped boilers at Joliet Unit No. 6, Powerton Unit No. 5 and No. 6, and Waukegan Unit No. 6 have been upgraded with separated OFA systems. The use of an OFA system is generally expected to maintain a 15 to 20 percent NO SUB(x) reduction. Use of the fuel lean gas reburn ("FLGR") technology is viable for the cyclone boilers at the Joliet and Waukegan Stations, but not at other cyclone fired boilers due to the limited availability of natural gas at other sites. The FLGR technology was successfully pilot tested at Joliet Unit No. 6 from May to October 1997, where an automated system maintained 6.7 percent of heat input through natural gas injection and achieved a 34 percent reduction in NO SUB(x) emissions at base load, with higher reductions in NO SUB(x) emissions achievable at lower loads. However its use, in combination with OFA, has not been demonstrated in practice. Additionally its use is constrained at low loads by limits on emissions of carbon monoxide ("CO") which increase with the use of natural gas injection. The use of the TFS 2000 type technology is applicable to only the tangential fired boilers with corner fired burners and is not applicable to cyclone burner applications.

For compliance with Illinois Phase I and II requirements under the SIP Call, Midwest Gen is planning to use emission averaging; application and use of early reduction credits; transfer of allowances from inactive units (such as Will County Unit No. 1 and No. 2); and purchase of allowances for compliance.

SO SUB(2) EMISSIONS

The SO SUB(2) emission limits of 1.8 lb/MMBtu and 0.8 lb/MMBtu are currently specified in the operating permits for the coal-fired and gas/oil-fired boilers. The coal-fired boilers currently operate in compliance with the SO SUB(2) emissions limits based on use of specified low sulfur Powder River Basin coal and limited amounts of other fuels without use of scrubbers, with an actual average SO SUB(2) emission rate of about 0.5 lb/MMBtu. The gas/oil fired boilers are also capable of operating in compliance with the specified limit. No violations of the SO SUB(2) emission limits have occurred in recent years, going back at least as far as 1993.

Since January 1, 2000, the coal-fired boilers have complied with Phase II
SO SUB(2) emissions limits specified in federal regulations pursuant to the Acid Rain Program requirements in Title IV of the Clean Air Act. The SO SUB(2) emission limits are cap and trade requirements similar to, but predating the SIP Call type of requirements. The coal-fired units are allocated a budget of annual SO SUB(2) allowances from which they deduct their annual SO SUB(2) emissions in tons. Plants emitting less SO SUB(2) can sell excess allowances, while SO SUB(2) emissions in excess of the cap must be covered with an equal number of acquired SO SUB(2) allowances. As with the NO SUB(x) compliance plan, Midwest Gen uses emission averaging; application and use of early reduction credits; transfer of allowances from inactive units (such as Will County Unit No. 1 and No. 2); and purchase of allowances for compliance.

The SO SUB(2) emission limit specified for the combustion turbine peaking units is 0.30 lb/MMBtu. The pre Title V operating permits for the combustion turbine peaking units specify a maximum sulfur content in the fuel oil of 0.28 percent.

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PARTICULATE MATTER EMISSIONS AND OPACITY

Electrostatic precipitators are installed at all the coal-fired boilers for control of particulate matter emissions and opacity. Compliance with particulate matter emissions limits has been confirmed by periodic testing of the power boilers, with no violations of emissions limits reported in recent years, going back at least as far as 1993. However, opacity limit exceedances have been recorded by the opacity emissions monitoring systems at the coal-fired units. Although no Notices of Violations ("NOVs") or penalties have been issued or assessed by the IEPA or the USEPA, the coal-fired units have been subject to generation curtailment to minimize the frequency and magnitude of the opacity violations as Table 5.3 indicates, overall progress is being made to control opacity problems.

                                    TABLE 5.3
                         MIDWEST GENERATION COAL PLANTS
                           OPACITY EXCEEDANCE SUMMARY

                                                     PERCENT OF
                         OPACITY      OPACITY     OPERATING HOURS
           OPERATING   EXCURSIONS   EXCEEDANCES     GREATER THAN
    YEAR     HOURS      NOTE (1)     NOTE (2)          LIMIT
  -----------------------------------------------------------------
    2000    111,375      3,117          931            0.08
    2001    109,911      3,177          721            0.07
    2002    115,553      2,761          768            0.07
    2003    100,128      2,990          937            0.09

Notes:
(1) Total number of 6-minute average opacity excursions as reported by the emissions monitoring
(2)  Total number excursions less exempt conditions as defined by the IEPA.

On May 8, 2003 an NOV was issued by the IEPA for an extended opacity emissions monitoring system outage at the Powerton Station. A response was issued to the IEPA and no further action is expected.

A number of the coal fired unit electrostatic precipitators ("ESPs") have been upgraded and overhauled in order to improve their efficiency and avoid or reduce the frequency of generation curtailment due to opacity limit exceedances. Work has included some combination of replacement and repair of components such as casings, rappers, transformer/rectifier controls, insulators, plates and wiring on the ESPs for Crawford Unit No. 7, Fisk Unit No. 19, Joliet Units No. 6, No. 7 and No. 8, Powerton Unit No. 6, Waukegan Unit No. 7, and Will County Units No. 1, No. 2 and No. 3. Upgrades to the Will County Unit No. 4 electrostatic precipitator were completed during the Fall of 1999 unit outage. The Waukegan Unit No. 7 ESP was replaced in 2002. As a result of these upgrades and enhancement in operating practices, lost generation due to opacity issues for the Midwest Gen coal-fired units has dropped by over 60 percent in the period from 2000 through 2003. Lost generation for opacity for these Units was a record low of 23,524 MWh in 2002.

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The combustion turbine peaking units are subject to opacity limits as shown on
Table 5.1. Two Notices of Violation related to opacity limit violations by combustion turbine peaking units have been issued in recent years, one in 1996, and another in 1997. These resulted from operation of individual combustion turbine peaking units at the Crawford and Calumet Stations. The violations were the result of malfunctioning fuel regulation, fuel additive pumping and combustion monitoring equipment, which have been repaired. No subsequent violations have occurred and no other opacity violations at other combustion turbine peaking units are known to have occurred.

A new ambient air quality standard for particulate matter smaller than 2.5 micons ("PM SUB(2.5)") has been promulgated by US EPA. In areas where the standard is exceeded, state implementation plans for compliance will be developed, but such plans are not expected to be formulated for several years. Midwest Gen anticipates that future additional controls necessary to meet the PM SUB(2.5) standard will involve controls on NO SUB(x) or SO SUB(2) emissions, which are precursors of PM SUB(2.5) particulate matter.

CARBON MONOXIDE EMISSIONS

A regulatory emission limit of 200 ppm is applicable to CO emissions of the power boilers. Stack tests were conducted on the Collins units in March 1997 at full load, which demonstrated CO values ranging from 11 to 35 ppm at the various units when firing natural gas and fuel oil. Stack testing is also periodically conducted to confirm compliance with the CO limit at the other coal-fired units. Stone & Webster is not aware of any operating restrictions at full or reduced loads on any of the units.

VOLATILE ORGANIC MATERIAL EMISSIONS

The Emission Reduction Market System ("ERMS") is a cap and trade market system which sets an area wide level of emissions reductions of VOM that is applicable to coal, gas, and oil fired power plants. Commencing in 2000, participating sources in the Chicago metropolitan area ozone non-attainment area were issued VOM allowances. The Information Memorandum indicates that operation of none of the units will be affected by the ERMS system as long as the VOM emissions at each source remain below 15 tons per year.

MERCURY EMISSIONS

On December 14, 2000 EPA announced its intent to regulate emissions of mercury and other toxics from coal and oil fired power plants. The intended mercury reduction was to be 90 percent. The USEPA proposed draft regulations and Maximum Achievable Control Technology ("MACT") for mercury reduction were issued on January 30, 2004 and are expected to be finalized by December 15, 2004. MACT is defined as the best efficiency for the top 12 percent of the regulated sources. To date the mercury control issue has centered on coal fired plants which would be expected to comply in 2008.

Control of mercury emissions from power plants is included in legislation presently in Congress. However, progress has been slow and some say prospects for passage are not good. On December 15, 2003 the USEPA proposed a new rule including two alternative regulatory

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                                                            ENVIRONMENTAL ISSUES

approaches to controlling mercury emissions from power plants. The first option is a MACT alternative (a hard cap with no trading) intended to reduce power plant mercury emissions from 48 tons per year to 34 tons per year, a 29 percent reduction, by the end of 2007. The second option would create a "cap and trade" program to reduce mercury emissions from 48 tons per year to 26 tons per year by the end of 2010, a 46 percent reduction. The second option also requires a reduction to 15 tons per year (a 69 percent reduction from the 48 tons per year base) by 2018. The proposed action is not expected to result in draft regulations until late 2004, and final regulations in late 2005 at the earliest. Midwest Gen has developed preliminary estimates for capital and operating expenditures to comply with the possible regulatory or legislative outcomes as they are currently drafted. Until the mercury regulations are finalized, Midwest Generation can not reasonably finalize their estimates for compliance.

GREENHOUSE GAS EMISSIONS

The Kyoto Protocol is a proposed international treaty which would mandate reductions in the emissions of greenhouse gases, in particular CO SUB(2), in all developed nations. The Kyoto Protocol was signed by the United States in November 1998 but has not been submitted for ratification to the US Senate due to issues related to its non-applicability to key developing countries. No commercial technology for reduction of CO SUB(2) emissions is currently commercially available. There is currently no clear indication as to what direction the greenhouse emissions regulations will take in the future, consequently Midwest Gen is not able to consider the costs for CO SUB(2) regulation to be reasonably estimable.

5.2    WATER QUALITY ISSUES

DISCHARGE COMPLIANCE

NPDES Permits authorizing discharges of cooling water, wastewater, and stormwater have been issued by Illinois EPA for discharge from the following stations to surface waters as indicated below:

- Collins Station for discharge to a cooling pond and subsequently to the Illinois River
-  Crawford Station for discharge to the Chicago Sanitary and Ship Canal
-  Fisk Station for discharge to the Chicago Sanitary and Ship Canal
-  Joliet Unit No. 6 for discharge to the Des Plaines River
-  Joliet Units No. 7 and No. 8 for discharge to the Des Plaines River
- Powerton Station for discharge to a cooling pond and subsequently to the Illinois River
-  Waukegan Station for discharge to Lake Michigan
-  Will County Station for discharge to the Chicago Sanitary and Ship Canal

The NPDES Permits are issued subject to effluent quality and monitoring requirements. Limitations are imposed on temperature, pH, total dissolved solids ("TDS"), total residual chlorine, total residual oxidant, oil and grease, total iron, total copper, and flow. The stations are provided with water treatment systems which include settling ponds for ash settling, oil/water separators, clarifiers and water treatment systems for treatment of process wastewater for control of pH. Compliance with other process wastewater parameters is ensured by operational practices related to chemical addition, blowdown, and thermal discharge. Sanitary wastewater is treated

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                                                            ENVIRONMENTAL ISSUES

onsite for control of biological oxygen demand ("BOD SUB(5)"), pH and TDS at the Collins, Joliet, Powerton and Will County Stations. The Crawford, Fisk and Waukegan Stations discharge sanitary waste to municipal wastewater systems and accordingly are not subject to BOD SUB(5) permit limits.

The Waukegan Station is required to comply with criteria for acceptable sanitary discharge to the municipal sewer system, and has commenced work under a compliance schedule approved by the North Shore Sanitary District on January 6, 2003 to reduce mercury in the sanitary wastewater discharge from the plant. The exact nature or origin of the high mercury levels is not completely understood at this time, however, Midwest Gen estimates that a pretreatment system for Waukegan to reduce mercury will cost approximately $172K. Installation is scheduled to be completed by April 2004. Replacement of all above-grade sanitary sewer line was completed January 2004 at a cost of approximately $300K. Replacement of all below-grade sanitary sewer lines will commence if mercury levels have not dropped below regulatory limits in February/March 2004.

The Stations have operated in compliance with the effluent limits specified in the respective NPDES Permits, other than isolated instances resulting from equipment breakdown or operator error. In 2000, 2001, 2002, and 2003 the Stations experienced thirteen, five, five, and seven minor NPDES exceedances, respectively. These exceedances are considered minor, and the annual trend has decreased since Midwest Gen ownership of the Stations indicating an improved awareness and compliance performance program for the Stations. In all cases, appropriate corrective actions have been implemented and no formal enforcement action has been taken by IEPA.

There are no instances of NPDES Permit thermal limit violations having occurred at the facilities. However, compliance with the thermal limits has resulted in generation curtailment at the Joliet and Will County Stations, which discharge into the Des Plaines River and Chicago Sanitary and Ship Canal (collectively the Upper Illinois Waterway). The stations are subject to meeting less stringent secondary contact thermal standards in the vicinity of their discharge outfalls. Additionally, the Stations are responsible for ensuring that adjusted thermal standards are met several miles downstream at the I-55 Bridge. These standards are applicable based on a 1996 determination by the Illinois Pollution Control Board that temperature is not a limiting factor affecting aquatic life as a result of other historical and ongoing uses which have otherwise adversely affected this particular waterway. A comprehensive predictive model takes into account the thermal discharges as well as measured meteorological, hydraulic and ambient inputs and is used to determine the allowable thermal discharges from the Joliet and Will County Stations. Measurements are obtained on property owned by the Exxon-Mobil Oil Corporation (Exxon-Mobil). Since commencement of model use in 1988, the maximum generation curtailment of 224,586 MWh occurred in 1995. This is about 1.7 percent of the projected annual total generation at the Joliet and Will County Stations.

In order to reduce the potential for generation curtailments for thermal compliance, supplemental cooling towers were installed at the Joliet Station in the summer of 1999. The cooling towers are a 24 cell counter-flow configuration and are designed to cool 360,000 gpm of circulating water discharge from 98 DEG. F to 85 DEG. F. The Joliet cooling towers have been effective in reducing the

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                                                            ENVIRONMENTAL ISSUES

generation losses due to thermal curtailments from not only the Joliet Station but also the Will County Station. The following curtailments due to thermal constraints have been reported since the commencement of the Joliet cooling tower operation:

-    0 MWh in 2000
-    112,360 MWh in 2001
-    140,876 MWh in 2002
-    4,692 MWh in 2003

To accomplish the identified curtailment reductions, the Joliet cooling towers were operated for 29 days in 2000, 40 days in 2001, 55 days in 2002, 36 days in 2003, and continue to be operated as required to avoid possible curtailments. Operation of the cooling towers has also resulted in managing curtailments of generation at the Will County Station, which were reduced to zero in the years 1999 through 2003. Midwest Gen has identified potential Joliet Station cooling system upgrades in 2006 through 2008 estimated at about $36 million to ensure meeting fleet production levels estimated by the PA Consulting model.

DES PLAINES RIVER RECLASSIFICATION AND LAKE MICHIGAN DIVERSION

IEPA is upgrading the water quality use designation of the Des Plaines River affecting the thermal and chemical discharge limitations for the Joliet and Will County Stations; and the Chicago Area Waterways used by the Fisk, Crawford and Will County Stations. IEPA's view is that the quality of the waterways should be improved with tighter discharge limits, but that allowances may be made for dischargers that cannot comply, upon sufficient justification. Midwest Gen has concluded that biological and physical studies have supported the feasibility of a limited upgrade due to the presence of other limiting habitat and industrial/urban water use factors.

As part of IEPA's Use Attainability Analysis (UAA) for the Des Plaines River, Midwest Gen has prepared an alternate thermal limit approach which is both protective to river biota and acceptable for continued operation of the Joliet and Will County Stations. IEPA expects to issue a draft recommendation, and after receipt of comments to propose the new use classification and corresponding criteria to the Illinois Pollution Control Board by mid-2004 or early 2005. A UAA has also been initiated in 2003 for the Chicago Area Waterways. If the Des Plaines or the Chicago Area Waterways are re-classified as full General Use, additional supplemental cooling and significant generation curtailments may be necessary at Joliet, Will County, Crawford, and Fisk Stations if alternate cooling approaches are not implemented.

Water from Lake Michigan is diverted into the Chicago River for navigation, domestic and sanitary purposes. This flow is the source of cooling water for the Fisk and Crawford Stations which operate with open cycle (once through) condenser cooling systems. When diverted flow is low during summer months, cooling performance is affected and recirculation of cooling water discharge is an output limiting issue especially at Crawford Station. Under provisions of a 1997 Memorandum of Understanding, Illinois has been required to reduce diversion of Lake Michigan water in a phase out process, which will go to zero by the end of 2019. In addition to underlying hydraulic considerations, the cessation of Lake Michigan water diversion may also be justified in

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                                                            ENVIRONMENTAL ISSUES

issues concerning prevention of invasive aquatic species migrating from the Great Lakes into the Mississippi River Basin. With the gradual reduction of cooling water from Lake Michigan into the Chicago River, the Fisk and Crawford Stations will experience greater operational and compliance challenges potentially necessitating the addition of supplemental or closed cycle cooling systems.

WATER INTAKE REGULATIONS

USEPA has issued final regulations (316(b) rules) in February 2004 to implement Clean Water Act requirements related to best technology available for minimizing impingement and entrainment of fish and other aquatic organisms resulting from operation of cooling water intake structures. Studies of intake structure impingement and entrainment impacts will be required, followed by evaluation of technology alternatives. Implementation of modifications or intake water volume restrictions at some of the Midwest Gen Stations could conceivably be required at some time in the future. The final regulations apply to the coal fired power plants with open cycle cooling systems: Crawford, Fisk, Joliet, Waukegan, and Will County Stations. The Crawford, Fisk, and Will County Stations may have lower compliance costs if the final regulations include sufficient flexibility for the state to determine compliance requirements.

Construction and operation of the dams associated with the cooling ponds at the Collins and Powerton Stations are authorized by permits issued by the Illinois Department of Transportation. No issues related to compliance with permit conditions have been identified in the most recent Dam Inspection Reports that are periodically prepared in compliance with permit requirements.

5.3    ASH REUSE AND DISPOSAL ISSUES

Significant quantities of fly ash and bottom ash are produced during operation of the coal fired boilers. In 2003 the Midwest Gen coal fired plants exclusive of Powerton produced over 500,000 tons of ash byproducts for reuse and disposal. Midwest Gen contracts ash management including handling, storage, transportation, marketing and disposal to a third party contractor, Mineral Solutions, Inc. (MSI). Midwest Gen's goal is to beneficially use 100 percent of the ash and to provide financial incentives in the MSI contract to reduce the actual landfill disposal. Except for bottom ash from Joliet Station, which is disposed in the Lincoln Quarry and fly ash from Powerton Station, which is sent for mine reclamation, MSI has reported to Midwest Gen for the years 2000 through 2003, that 100 percent of the ash has been sent for beneficial use as defined in the Illinois Environmental Protection Act. The MSI final summary report for 2003 is not yet available, but is expected to show 100 percent of the ash has been sent for beneficial use.

Fly ash produced by the tangential fired boilers is generally suitable for use as an additive to concrete or asphalt. Fly ash produced by the cyclone fired boilers is not suitable for use in cement due to the high carbon content of the ash that results from combustion by the cyclone burners, however, the ash is suitable for other beneficial uses. The stations have sold or disposed of the fly ash and bottom ash in various ways:

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                                                            ENVIRONMENTAL ISSUES

Crawford Station - All fly ash is marketed by MSI for use as an adder to cement and asphalt. Bottom ash is transported offsite by MSI for beneficial purposes. In the event market conditions limit available beneficial uses for the bottom ash, it would be disposed of in an approved facility.
Fisk Station - MSI markets the fly ash and transports it offsite for use as an adder to cement. Bottom ash is transported offsite by MSI for beneficial use.

Joliet Unit No. 6 - Fly ash produced by Unit No. 6 is not suitable for sale to the cement industry. Bottom ash is disposed of in the nearby Joliet/Lincoln Quarry Ash Landfill.

Joliet Units No. 7 and No. 8 - Fly ash is marketed by MSI to contractors for concrete and earthwork stabilization. Bottom ash is sluiced to the nearby Joliet/Lincoln Quarry Ash Landfill.

Powerton Station - Fly ash is not suitable for sale to the cement industry and has been returned to the Freeman Mine in Illinois by truck. Bottom ash is sold by Reed Minerals Division of Harsco Corporation and removed by rail for use as construction fill and asphalt shingle material.

Waukegan Station - Fly ash from Unit No. 6 is sluiced to one of two lined ponds, where it is dried and dredged, with the sludge transported by tanker truck offsite. Fly ash from Units No. 7 and No. 8 is marketed by MSI for use as an adder to cement and asphalt. Bottom ash from all the units is sluiced to the two lined ponds in conjunction with the fly ash from Unit No. 6, as described above.

Will County Station - Fly ash from Units No. 1 and No. 2 is unsuitable for use in the cement industry and is removed by a contractor for offsite beneficial use or disposal. Fly ash from Units No. 3 and No. 4 is marketed by MSI for use as a cement additive. Slag and bottom ash from all units are sluiced to one of two lined ponds, where it is subsequently dredged and hauled offsite for beneficial use or disposal.

Currently, MSI is utilizing all ash for a runway project near Lewis University.

The Joliet/Lincoln Quarry is a former dolomite quarry that is adjacent to the Joliet Units No. 7 and No. 8 site and leased by Midwest Gen from Lincoln Stone Quarry, Inc. Midwest Gen has an Operating Permit for disposal of bottom ash and slag in the quarry and has an active application for NPDES Permit renewal for discharge of water from the settling pond. The Operating Permit requires groundwater monitoring and waste sampling pursuant to adjusted standards which were approved by Illinois EPA in 1996 and which eliminated more costly regulatory requirements for monitoring of organic compounds in groundwater and for draining, collecting and transporting large quantities of sluice water, groundwater and precipitation that flow into the quarry. The station's operating budget includes costs for long term groundwater monitoring in accordance with requirements of the permit. The quarry is a monofill that is operated as a landfill and used only for the disposal of bottom ash and slag byproducts from the Joliet Station, as discussed above. The quarry includes the 14 acre west area, which is an inactive area that is filled with bottom ash and fly ash and which is covered; the main area of about 43 acres, of which 34 acres are being used for disposal of bottom ash and slag; and the north area, which includes a settling pond and pumping station. Ash is hauled or sluiced from the Joliet Station and deposited on the base of the main area, which is to be maintained below the groundwater level. Based on current

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                                                            ENVIRONMENTAL ISSUES

bottom ash and slag disposal requirements and available space in the main area, the quarry has capacity for over 500 years of ash disposal from the Joliet Station units. The lease and permits associated with the Joliet/Lincoln Quarry have been transferred to Midwest Gen and should provide for long term disposal of bottom ash and slag from the Joliet Station.

5.4    SITE CONTAMINATION AND HAZARDOUS MATERIALS ISSUES

Midwest Gen has implemented a process to evaluate previously identified potential sources of soil and groundwater contamination and, where appropriate, has implemented corrective measures. Midwest Gen takes immediate action to address new spills or areas of known releases on the Station sites. The Station site remediation costs are budgeted annually and are included as a plant operating expense.

Stone & Webster reviewed the Phase I and Phase II Environmental Site Assessments and the environmental reports prepared by Environmental Strategies Consulting LLC and found the information to be consistent with the EME Form 10K disclosure.

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                                  ATTACHMENT 1

                           PROJECT DOCUMENTS RECEIVED

                               DOCUMENTS RECEIVED
                               MIDWEST GEN PROJECT

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/3/99                 Commonwealth Edison       - Environmental
                                                 - Permits, all plants
                                                 - Powerton, Spill Prevention and Other Permits
                                                 - Tier II Inventory Form
                                                 - Spill Prevention Control and Countermeasures
                                                 - Annual Sludge Analysis Report
                                                 - Renewal of NPDES Permit No. IL0002216 and others
                                                 - Monthly NO SUB(x) Report and Opacity Report
                                                 - Waukegan Regulatory Information

6/3/99                        ComEd              - Technical
                                                 - Initial Environmental Review of ComEd Assets
                                                 - Independent Engineering Assessment of Will County
                                                   Generating Station (12/98)
                                                 - Will County Station - Turbine Component Overhaul History
                                                 - EFOR Summary - Overview
                                                 - Fossil Division Unit Overhaul Guidelines
                                                 - Will County Station Overview Site Visit, 1/19/99
                                                 - Will County Station/Unit 1 High Temperature Piping Inspection
                                                   Data
                                                 - Will County Controls Modernization Installed Cost Estimate
                                                   Summary
                                                 - Will County Station EFOR Review, Scenario 2
                                                 - Fisk
                                                 - Executive Summary - Fuel Handling Facility
                                                 - Will County, Unit 3 - Boiler Scope Summary, Contract Data
                                                   Sheet; Strategic Plan
                                                 - Will County, Unit 2 - Executive Summary
                                                 - Will County, Unit 1 - Steam Generator Inspection Report
                                                 - Will County, Unit 4 - Inspection Report/Original C-E
                                                   Contract 160
                                                 - Powerton Generating Station
                                                 - Will County (1/99)
                                                 - NO SUB(x) Control Options, Title 1 Ozone Non-Attainment
                                                   Rulemaking
                                                 - Powerton Station NO SUB(x) Emissions (3/1/98 to 9/30/98)

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/3/99                        ComEd              - Technical (Cont.)
                                                 - ComEd, KINCAID, and State Line Units, YTD/Monthly NO SUB(x)
                                                   Report
                                                 - Boiler/Turbine Fleet 10 Year Outage Schedule, including 10
                                                   Year Overhaul Schedule
                                                 - Coal Generation Business Plant DRAT Data
                                                 - Power Station Unit 6 EFOR Outage

6/3/99                        ComEd              - Final Executed Documents - Asset Sale
                                                 - Offering Memorandum
                                                 - Plant Access/Tour Guidelines
                                                 - Supplement to Information Memorandum
                                                 - Attachment A - Fossil Fired Generation Business
                                                 - Data Room Guidelines/Plant Visit Guidelines
                                                 - Data Room Summary - Second Round

6/3/99                        ComEd              - Fuels
                                                 - 1995 Coal By-Products Agreement for the Subject Stations
                                                 - Contract Abstract between AllTrans Management Service
                                                   Corporation & Commonwealth Edison Company
                                                 - Coal Generation Business Plant DRAT Data
                                                 - Fossil Generation Group Year 2000 Project Plan

6/3/99                        ComEd              - Environment
                                                 - Air Quality Environmental Descriptions for Collins Station
                                                 - Clarifications/Updates Pertaining to the Sale

6/3/99                        ComEd              - Transaction Documents
                                                 - Asset Group A - Real Estate Title Documents for Fisk Station,
                                                   Crawford Station, Waukegan Station, Will County Station
                                                 - Data Room Summary Index
                                                 - Revised Limit Minimum Loads
                                                 - Scheduled Agreements dated 10/15/59 and 6/7/68

6/3/99                        ComEd              - Q&A 2/4/99 - Second Round Question Log

6/3/99                        ComEd              - Q&A 2/4/99 - 1995 Coal By-Products Agreement

6/3/99                        ComEd              - Q&A 2/4/99 - Gas Service/Transportation Agreements, Storage
                                                   Service Contract, Distillate Oil

6/3/99                        ComEd              - Q&A 2/4/99 - Allocation of NO SUB(x) Emission Credits

6/3/99                        ComEd              - Q&A 2/4/99 - Court Orders, NOVs, Consent Orders, Fines,
                                                   Penalties, Comm Complaints

6/3/99                        ComEd              - Q&A 3/2/99 - Merrill Lynch Response to Questions

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/3/99                        ComEd              - Material Contracts
                                                 - Due Diligence Issues, 1/27/99
                                                 - Notice of Assignment, 9/30/98
                                                 - Letter Agreement, 2/1/94
                                                 - Confidential and Proprietary Lease Agreement
                                                 - Lease of 240 Aluminum Beth Gon Coalporter Cars
                                                 - Master Lease Agreement
                                                 - Memorandum of Lease Agreement
                                                 - Lease Agreement between First Union Rail and Commonwealth
                                                   Edison Company
                                                 - Leverage Lease Financing - 1453 Aluminum Bathtub Rotary Dump
                                                   Gondola Railcars
                                                 - Lease Agreement between GE Railcar Service Corp and ComEd
                                                 - Orig./Amend Collins Agreement; NiGas Agreement, Amend Peoples
                                                   Gas Agreement, Distillate Oil PO
                                                 - Amended/Restated Coal Purchase Contract
                                                 - 1995 Coal By-Products Agreements for Subject Stations
                                                 - Alliance Agreement between ComEd and Doyen Associates for
                                                   Fossil Engineering Svs
                                                 - AllTrans Management Serv Corp and ComEd Contract Abstract

6/3/99                        ComEd              - Rail Car Leases, 2/1/94, 4/30/99, 12/27/90, 6/30/97, 1/9/95,
                                                   7/30/93, 5/22/98

6/3/99                        ComEd              - Gas/Oil Supply, 1/7/98

6/3/99                        ComEd              - Coal Sales, 1/1/93, 1/8/98

6/3/99                        ComEd              - Ash Sales, 12/31/94

6/4/99                        ComEd              - Environmental
                                                 - Daily SO SUB(2) lb/MMBtu Report
                                                 - Estimated SO SUB(2) Emission Rates
                                                 - Crawford 7 & 8 Stack Observations
                                                 - Air Emissions Estimates for CO SUB(2) & HAPs
                                                 - Monthly Opacity Report as submitted to Joliet and Powerton
                                                 - Compliance test of ComEd's Fisk 19 and Crawford 8 units
                                                 - Environmental Water Issues
                                                 - Peaker Permits
                                                 - Permit application for experimental ESP at Waukegan,
                                                   including summary of pilot project
                                                 - Report of Opacity between 26% and 30%
                                                 - Table III: Monthly Operation Hours

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/4/99                        ComEd              - Environmental (Cont.)
                                                 - Collins Station Units 1, 2 & 3, Gas Conversion Construction
                                                   Permit Application
                                                 - Collins Station Units 4 and 5, Gas Conversion Construction
                                                   Permit Application
                                                 - Collins Station Construction Permit Appl., New Permanent
                                                   Auxiliary Boilers No. 1 and 2
                                                 - Maximum Permitted Load Limits (MW) for Fisk Generating
                                                   Station
                                                 - Joliet 6 Gas Reburn Boiler modifications
                                                 - 1995 Operating Permit for Joliet 9 Station - Unit 6
                                                 - Joliet 7 & 8 Coal Handling Crusher Baghouse Retirement
                                                 - Joliet 7 & 8 Coal Handling Facilities, Retirement of Bunker
                                                   Room Baghouses
                                                 - Joliet 7 & 8 permit update submittals to Increase MW Output
                                                 - Powerton 5 & 6 MW Output Increase Request
                                                 - Powerton 5 & 6 Permit Change to Blend High Sulfur coal
                                                 - Waukegan 7 Cold Precipitator Retirement (Operation with only
                                                   Hot Precipitator)
                                                 - Waukegan 8 Precipitator Refurbishment
                                                 - Crawford Station Permit Information
                                                 - Independent Engineering Assessment, boiler and Turbine
                                                 - Annual Storm Water Pollution Report
                                                 - Crawford - Miscellaneous Environmental Permits
                                                 - Will County - Miscellaneous Environmental Permits
                                                 - Crawford - Unit 8 Operating Permit Renewal
                                                 - Waukegan Assorted Permits
                                                 - Phase I ESA - Collins, Assorted Permits
                                                 - Fisk Generating Station
                                                 - Letters to USEPA Related to Plant Changes
                                                 - Meeting/Correspondence w/IEPA re: Fuel Switch to PRB and Spot
                                                   Market Coals
                                                 - Letter re: Steam Electric Power Plant Issues
                                                 - De-rates
                                                 - Regulated Waste Disposal Costs
                                                 - Preliminary Summary of Results for Sites 2 & 3
                                                 - Table II: YTD Six-Minute Average Opacity Exceedance Report
                                                 - Detailed Industry Questionnaire: Phase II Cooling Water
                                                   Intake Structures

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/4/99                        ComEd              - Computational Thermal Regime & De-rating Analysis for Joliet
                                                   Power Station
                                                 - Report of Diesel Fuel Spill Bloom Fast Start Peaking Unit
                                                   (1/10/90)
                                                 - Admin & Court Orders, NOV's Consent Orders, Fine, Penalties,
                                                   Community Complaints
                                                 - State of Wisconsin v. State of Illinois Order dated 12/1/80
                                                 - Sample Proposal to Provide Regulatory Compliance Management
                                                   Services
                                                 - Answers to Previously Submitted Questions
                                                 - Data Room Summary Index - Will County Coal Generating Plant
                                                   (WI)
                                                 - Northern Illinois Gas Company Rider 6 - Gas Supply Cost
                                                 - The Peoples Gas Light and Coke Company Summary of Rider 2 -
                                                   Gas and Other Charges
                                                 - Rider Selected Standby Transportation Service
                                                 - Rider Transportation Balance Service
                                                 - Letter re: Coal Use
                                                 - Detailed Industry Questionnaire: Phase II Cooling Water
                                                   Intake Structures
                                                 - Estimated SO SUB(2) Emission Rates based on Coal Analysis
                                                   Data for February 1998
                                                 - Opacity Report as submitted to Joliet & Powerton for 1990-1998
                                                 - Daily SO SUB(2) lb/MMBtu Report Month #7
                                                 - Fossil Information Technology Asset Inventory

6/4/99                        ComEd              - Legal
                                                 - Exhibit F-1, PPA Coal Stations
                                                 - Exhibit F-2, PPA Peakers
                                                 - Exhibit F-3, PPA Collins

6/4/99                        ComEd              - Environmental
                                                 - Fossil Generation Group, NO SUB(x) Compliance Options
                                                 - Crawford Generating Station, Phase II Environmental Site
                                                   Assessment
                                                 - Joliet #9 Generating Station, Phase II Site Assessment
                                                 - Waukegan Generating Station, Phase II Site Assessment
                                                 - Joliet #29, Phase II Site Assessment
                                                 - Fisk Generating Station, Phase II Environmental Site
                                                   Assessment

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/4/99                        ComEd              - Environmental (Cont.)
                                                 - Powerton Generating Station, Phase II Site Assessment
                                                 - Phase II Environmental Site Assessment, Calumet Peaker
                                                   Station
                                                 - Phase II Environmental Site Assessment, Lombard Peaker
                                                   Station
                                                 - Phase II Environmental Site Assessment, Electric Junction
                                                   Peaker Station
                                                 - Phase II Environmental Site Assessment, Sabrooke Peaker
                                                   Station
                                                 - Phase II Environmental Site Assessment, Bloom Peaker Station

6/9/99                        ComEd              - Technical
                                                 - ComEd NO SUB(x) Control Options, Title 1 Ozone Non-
                                                   Attainment Rulemaking
                                                 - Economic Impact of New USEPA Air Regs. - Revised
                                                 - Title IV Update

6/17/99                       ComEd              - Environmental Issues Overview dated 3/2/99
                                                 - Exhibit C-1, Form of Facilities, Interconnection and Easement
                                                   Agreements (Stations)
                                                 - Exhibit C-2, Form of Facilities, Interconnection and Easement
                                                   Agreements (Peaking Sites)

6/21/99                       ComEd              - Joliet Station #29 Units 7 & 8 Competitive Action Plan,
                                                   Project Cost and Scope Book

6/21/99                       ComEd              - Joliet Station 9 Competitive Action Plan Scope and Cost Book

6/21/99                       ComEd              - Crawford Station Unit 7 Heat Rate Test

6/21/99                       ComEd              - Joliet Station 9 Unit 6 HP Rotor Remaining Life Assessment

6/21/99                       ComEd              - Joliet Unit 7 December 1993 Outage Report

6/21/99                       ComEd              - Powerton 6 Steam Turbine Inspection Report

6/21/99                       ComEd              - Waukegan Station Unit 7 Heat Balances

6/21/99                       ComEd              - Station 16 Waukegan Unit 8 B Turbine Executive Summary,
                                                   Forced Outage Inspection

6/21/99                       ComEd              - Powerton 5 Turbine ASME Test Report

6/21/99                       ComEd              - Westinghouse Heat Balances

6/21/99                       ComEd              - Joliet Station Unit 7 Turbine Acceptance Test, Preliminary
                                                   Report

6/21/99                       ComEd              - Joliet Station 9 Unit 6 Capability Test

6/21/99                       ComEd              - Will County Station Unit 2, HP/IP Turbine Steam Path Audit
                                                   Final Report, Spring Outage, 1998

6/21/99                       ComEd              - Joliet Station 9 Unit 6 EFOR Outage Inspection, October 1994

6/21/99                       ComEd              - Lifetime evaluation study of Waukegan 6 steam turbine rotor

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/21/99                       ComEd              - Waukegan Station Unit 8 Field Economy Test

6/21/99                       ComEd              - Waukegan Station Unit 7 Acceptance Test

6/21/99                       ComEd              - Joliet Station Unit 6 Performance Test

6/21/99                       ComEd              - Will County Station Unit 3 Performance Test

6/21/99                       ComEd              - Will County Station Efficiency Division Report

6/21/99                       ComEd              - Will County Unit 3 Turbine Tests, Preliminary Report

6/21/99                       ComEd              - Joliet Station Unit 8 Field Economy Test Report

6/21/99                       ComEd              - Will County Unit 4 Heat Rate Test Report

6/21/99                       ComEd              - Will County Unit 1 Field Economy Test Report

6/21/99                       ComEd              - Will County Unit 2 Performance Test Final Report

6/21/99                       ComEd              - Collins Station 23 Unit 1 Condition Assessment Program by
                                                   Sargent & Lundy Engineers

6/21/99                       ComEd              - Fossil Station Condition Assessment Study Level 1 prepared by
                                                   Sargent & Lundy August 1993

6/21/99                       ComEd              - Strategic Plan Recommendations for Joliet #29

6/21/99                       ComEd              - Peaking Unit Assessment, Bloom 33

6/21/99                       ComEd              - Sargent & Lundy Peaking Unit Condition, Assessment Study -
                                                   Level 1

6/21/99                       ComEd              - Fossil Retrofit Project - Fisk Station Cost Summary, Black &
                                                   Veatch/ABB

6/21/99                       ComEd              - Fisk Table of Contents; Section 1, Introduction; Section 3.65
                                                   Turbine Water Induction Prevention (TEA and TED)

6/21/99                       ComEd              - Powerton Station 3 Monthly Performance Reports

6/21/99                       ComEd              - Waukegan Station 16 Unit 6 Heat Rate Tests 7/9/59-7/15/59

6/21/99                       ComEd              - Waukegan Station Unit 6 Boiler 17 Outage Inspection Report,
                                                   October 1994

6/21/99                       ComEd              - Waukegan Station Unit 8 Strategic Plan

6/21/99                       ComEd              - Waukegan Station Unit 7 Strategic Plan

6/21/99                       ComEd              - Lifetime evaluation study of Crawford 8 steam turbine rotor

6/21/99                       ComEd              - Fisk Station Unit 19 HP Rotor Remaining Life Assessment

6/21/99                       ComEd              - Waukegan Station Unit 6 Strategic Plan

6/21/99                       ComEd              - Will County Station Unit 3, Strategic Plan

6/21/99                       ComEd              - Fisk Station Unit 19 Strategic Plan

6/21/99                       ComEd              - Will County Station Unit 1 Strategic Plan

6/21/99                       ComEd              - Will County Station 18 Boiler 3 Acceptance Tests

6/21/99                       ComEd              - Will County Station Unit 2 Strategic Plan

6/21/99                       ComEd              - E.J. Unit 31-2 Gas Turbine Inspection Report

6/21/99                       ComEd              - E.J. Unit 32-4 Gas Turbine Inspection Report

6/21/99                       ComEd              - Calumet Unit 34-3 Turbine Major Inspection Final Report

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/21/99                       ComEd              - Calumet Unit 34-2 Turbine Major Inspection/Forced Outage
                                                   Final Report

6/21/99                       ComEd              - Calumet Unit 33-2 Turbine Major Inspection Final Report

6/21/99                       ComEd              - Calumet 31-4 ABB Inspection Report

6/21/99                       ComEd              - Calumet 31-3 ABB Inspection Report

6/21/99                       ComEd              - Joliet and Powerton Stations raw material purchases (coal, gas and oil)

6/21/99                       ComEd              - ERMS revision for Will County Generating Station

6/21/99                       ComEd              - Waukegan Unit 8 Heat Rate vs. Load

6/21/99                       ComEd              - History of Operations & Maintenance Expenses, 1984-1997

6/21/99                       ComEd              - Coal Combustion Byproduct Summary for November 1998

6/21/99                       ComEd              - Peaker Starting Reliability May 1998

6/21/99                       ComEd              - Heat Rate Adjustment Factors - Seasonal and Efficiency

6/21/99                       ComEd              - Phase I Environmental Site Assessment of the ComEd Electric
                                                   Junction Fast Start Peaker Station

6/21/99                       ComEd              - Final Report - Commonwealth Edison Asset Evaluation by Stone
                                                   & Webster Engineering Corporation dated April 1999

6/21/99                       ComEd              - Phase I Environmental Site Assessment of the Sabrooke Fast
                                                   Start Peaker Station

6/21/99                       ComEd              - Phase II Environmental Site Assessment of the Sabrooke Peaker
                                                   Station

6/21/99                       ComEd              - Fossil Fuel Strategic Plan 1998-2002

6/21/99                       ComEd              - Joliet 6 Heat Rate Analysis

6/21/99                       ComEd              - Powerton 6 Heat Rate Analysis

6/21/99                       ComEd              - Powerton 5 Heat Rate Analysis

6/21/99                       ComEd              - Heat Rate Adjustment Factors - Seasonal and Efficiency

6/21/99                       ComEd              - Fossil Division History of Operating and Maintenance Expenses
                                                   - 1984-1997

6/21/99                       ComEd              - Will County Roof Assessments - 5 Year Budget Summary

6/21/99                       ComEd              - Will County Station Budget Review

6/21/99                       ComEd              - Sabrooke 31-2 Inspection Report

6/21/99                       ComEd              - Hot Gas Path Inspection Report on Unit 31-1

6/21/99                       ComEd              - Final Inspection Report Model LA Gas Turbines 32-1, 34-1

6/21/99                       ComEd              - Collins Generating Station Major Inspection Unit 3
                                                   Turbine/Generator, Unit 31 Boiler Feed Pump Turbines; Valve
                                                   Inspection Unit 32 Boiler Feed Pump Turbines

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/21/99                       ComEd              - Collins Station Unit 3 Turbine Performance Test August 1977

6/21/99                       ComEd              - Collins Oil Storage Services Summary 12/9/98

6/21/99                       ComEd              - Collins Station Unit 5 Turbine Acceptance Test

6/21/99                       ComEd              - Collins Station Unit 2 Acceptance Test

6/21/99                       ComEd              - Generator Test Reports

6/21/99                       ComEd              - Forced Outage & De-rating Data 1993-98

6/21/99                       ComEd              - Alliance Agreement between ComEd and ABB for Rehabilitation of Fisk and Waukegan Stations 2/7/95

6/21/99                       ComEd              - Joliet 32-1 Gas Turbine Inspection

6/21/99                       ComEd              - Joliet 31-4 Gas Turbine Inspection

6/21/99                       ComEd              - E.J. Unit 33-4 Gas Turbine Inspection

6/21/99                       ComEd              - E.J. Unit 33-3 Gas Turbine Inspection

6/21/99                       ComEd              - E.J. Unit 33-2 Gas Turbine Inspection

6/21/99                       ComEd              - Joliet 29 Opacity Reduction and ESP Upgrade Study, Phase II
                                                   Draft Report

6/21/99                       ComEd              - Joliet Station - Units 7 and 8 Cooling Tower Backfit Study

6/21/99                       ComEd              - Joliet 29 Units 7 and 8 Precipitator Upgrade, Scope and Cost
                                                   Book

6/21/99                       ComEd              - Environmental Assessment Summary Report for Joliet Stations 9
                                                   and 29 and Joliet Peakers

6/21/99                       ComEd              - Documents associated with ComEd's consultations with
                                                   government authorities regarding allocation of NO SUB(x)
                                                   emission credits

6/21/99                       ComEd              - CAAPP Application Completeness Determination and Source Fee
                                                   Determination

6/21/99                       ComEd              - CAAPP Permit, Public comment period

6/21/99                       ComEd              - NO SUB(x) Strategy Costs

6/21/99                       ComEd              - NO SUB(x) Emissions vs. Load

6/21/99                       ComEd              - Submittal of Application for Significant Modification -
                                                   Joliet/Lincoln Quarry Ash Disposal Facility

6/21/99                       ComEd              - New Source Review/New Source Performance Standard document chronology

6/21/99                       ComEd              - Question 20En - Letters or other correspondence between ComEd and USEPA concerning opacity issues

6/21/99                       ComEd              - 1999 NO SUB(x) Projects

6/21/99                       ComEd              - Proposed Discharge of Fill Material into Wetlands, Will County
                                                   Coal Dumper Station

6/21/99                       ComEd              - Fossil Division Overview

6/21/99                       ComEd              - Generation Summary, 1998

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
6/21/99                       ComEd              - Drawings:
                                                 - 23E-0-1000 - Plan of Property Equipment
                                                 - CR21 - General Plan of Buildings and Property, Crawford
                                                   Station
                                                 - N-1020 - Property Plat Crawford Station Units 7 & 8
                                                 - F2334L - Plan of Buildings & Property
                                                 - F5481 - Fisk Station II Wastewater Treatment Facility
                                                 - M-800 - Property Plat Units 1-9 Joliet Station

6/21/99                       ComEd              - Drawings:
                                                 - 9E-37487 - Property Plat Radio Paging Antenna Joliet Station
                                                 - Property Plat - Joliet Station 9
                                                 - 9E-1000B - Ultimate Property Plan
                                                 - 6086-G2, Rev 4 - Site Plan Joliet Station 29

6/21/99                       ComEd              - Drawings (Cont.):
                                                 - P532 - General Plan of Buildings & Property Powerton
                                                   Station 3
                                                 - M-700 - Property Plat East Powerton Station Units 5 and 6
                                                 - M-701 - Property Plat West Powerton Station Units 5 & 6
                                                 - 16B-0-0059 - General Plan of Buildings and Property,
                                                   Waukegan Station 16
                                                 - M-1 - Property Plat Waukegan Station Unit 5
                                                 - 18E-1000 - General Plan of Buildings & Property
                                                 - 18E-1004 - Property Plat Will County Station 18

6/30/99                       ComEd              - Permit 1994-241-LFM, Will County Lincoln Quarry Ash Landfill

5/1/00                 Midwest Generation        - NO SUB(x) averaging Plan dated March 30, 2000

5/1/00                 Midwest Generation        - Powerton Station Unit No. 5 & No. 6 MAIN Test results

5/1/00                 Midwest Generation        - Powerton Station 1998 and 1999 data including:
                                                 - EFOR ,
                                                 - availability,
                                                 - capacity factor

5/1/00                 Midwest Generation        - Powerton Boiler No. 62 NO SUB(x) testing data

5/1/00                 Midwest Generation        - Des Plaines River temperature limit information

5/1/00                 Midwest Generation        - Illinois Environmental Protection agency letter, dated
                                                 - Feb. 4, 2000 for the Modification of the NPDES permit for the
                                                   Joliet Units No. 7 and No. 8

5/1/00                 Midwest Generation        - Midwest Generation letter dated Feb. 17, 2000 concerning the change in ownership of certain facilities.

                                                         DOCUMENTS RECEIVED LIST

  DATE
RECEIVED                  RECEIVED FROM                                      DOCUMENT
----------------------------------------------------------------------------------------------------------------
5/1/00                 Midwest Generation        - Testing data required for the transfer of the Joliet No.
                                                   7 and No. 8 units

5/15/03                Midwest Generation        - 2003 Fisk O&M April Refresh r-0.4

5/15/03                Midwest Generation        - 2003 Joliet O&M April Refresh r-1.7

5/15/03                Midwest Generation        - 2003 Waukegan O&M April Refresh r-0.4

5/15/03                Midwest Generation        - 2003 Powerton O&M April Refresh r-1.6

5/15/03                Midwest Generation        - 2003 Crawford O&M April Refresh r-0.5

5/15/03                Midwest Generation        - Copy of 2003 Production Costs

5/15/03                Midwest Generation        - Copy (2) of 2003 OM Budget

5/15/03                Midwest Generation        - MWGen-IL 2002 Annual Report for Lenders

5/15/03                Midwest Generation        - MWGen-IL 2001 Annual Report

5/15/03                Midwest Generation        - MWGen-2000 Annual Report

5/19/03                Midwest Generation        - Midwest Generation Environmental List 5-18-03

5/21/03                Midwest Generation        - PA Consulting report 2003-03-05_Mission_MAIN_Draft v.1.2

5/21/03                Midwest Generation        - Mission Units V5 emissions information and plans

5/22/03                Midwest Generation        - Mission Units Outage Rates Modeled in Prosym 5-21-03

5/27/03                Midwest Generation        - 5Capital Project Matrix

6/26/03                Midwest Generation        - 2003 Will County O&M April Refresh r-0.7

7/2/03                 Midwest Generation        - MWG Hg Modeling - 80% Allowance Discount - Worst

7/2/03                 Midwest Generation        - Summary of new site remediation projects at Midwest Generation
                                                   Illinois facilities over the past three years

7/3/03                 Midwest Generation        - Midwest Gen NO SUB(x) Program Reconciliation Alt # 1

1/29/04                Midwest Generation        - IL PA 1.16.04 r12 9(Financial Projections)

1/26/04                Midwest Generation        - Capital Spending 2004 through 2014

1/29/04                Midwest Generation        - 2003 Major Maintenance Projects

2/2/04                 Midwest Generation        - 2003 Major Maintenance Projects rev 11

2/2/04                 Midwest Generation        - EME Results Template _ 1.16.04 ek 2-2-04

2/2/04                 Midwest Generation        - Model Results Summary 1-14-04 as of 12-31-03 case 1201

2/2/04                 Midwest Generation        - IAQR SO2 allocations estimates rev 1-29-04

2/2/04                 Midwest Generation        - IAQR NO SUB(x) allocations estimates rev 1-29-04

2/6/04                 Midwest Generation        - Emission caps from iaqr_preamble_final_v11

2/6/04                 Midwest Generation        - Midwest Gen -IL 2002 Annual Report for Lenders rev1

2/6/04                 Midwest Generation        - Amended Interconnection Agreements

                                  ATTACHMENT 2

                                SITE PHOTOGRAPHS

                                   PHOTOGRAPHS

                                WAUKEGAN STATION

                        WAUKEGAN STATION SITE PHOTOGRAPHS

                PHOTO NO.           DESCRIPTION
                --------            -----------
                   1 & 2        Turbine bay for Units No. 6, No. 7, and No. 8
                   3            Central control room
                   4            Operator training simulator area
                   5            Cooling water inlet and discharge to Lake Michigan
                   6            Dredge material from the cooling water inlet and
                                discharge area
                   7            Typical precipitator arrangement
                   8            Switchyard arrangement and 138 kV transmission
                                lines
                   9            Cooling water discharge area
                   10           Cooling water inlet with flyash silos in the
                                background
                   11           Circulating water pump in background
                   12           Water treatment area
                   13           Rail car siding onsite for unit coal trains
                   14           Rotary dump car equipment for coal cars
                   15           Ramp at outlet of rotary coal car dumper used to
                                reassemble the cars
                   16           Ramp to the rotary coal car dumper
                   17           Baghouse for coal yard handling equipment
                   18 & 19      Coal yard and conveyors for transport of coal to
                                the boiler bunkers
                   20           Wastewater treatment facility, 4 combustion
                                turbines and fuel oil storage tanks
                   21           Coal feeders to pulverizers
                   22           Pulverizer maintenance bay area

                                   PHOTOGRAPHS

                                CRAWFORD STATION

                        CRAWFORD STATION SITE PHOTOGRAPHS

               PHOTO NO.        DESCRIPTION
               ---------        -----------
                   1            Station office entrance area
                   2            Central control room
                 3 & 4          Turbine bay area for Units No. 7 and No. 8
                   5            Cooling water inlet area from Chicago Sanitary
                                and Ship Canal
                   6            Cooling water discharge area
                   7            Flyash silo
                   8            Coal feed floor area
                   9            Bottom ash dewatering bins and wastewater
                                treatment area
                   10           Coal yard storage pile
                   11           Twelve combustion turbines and fuel oil storage
                                tank
                   12           Coal yard conveyor system to boiler bunkers
                   13           Typical Crawford combustion turbine installation
                   14           Combustion turbine fuel nozzle area
                   15           Combustion turbine gear reducer
                   16           Combustion turbine generator end with outlet
                                exhaust stack
                   17           Fans and precipitator area at the top of the
                                boiler structure
                   18           Flyash hoppers and conveyor piping
                19 & 20         Pulverizers

                                   PHOTOGRAPHS

                                  FISK STATION

                          FISK STATION SITE PHOTOGRAPHS

               PHOTO NO.        DESCRIPTION
               ---------        -----------
                   1            Turbine bay area for Unit No. 19
                   2            Turbine generator name plate
                   3            Entrance to maintenance area
                   4            Crawford office area with bottom ash dewatering
                                silo in background
                   5            Eight combustion turbines (one unit damaged by recent fire)
                   6            Switchyard area
                   7            One of two spare combustion turbine engines
                   8            Combustion turbine engine removed for maintenance
                   9            Chicago Sanitary and Ship Canal and wastewater treatment area
                10 & 11         Coal barge unloading area
                   12           Precipitator arrangement
                   13           Central control room
                   14           Maintenance and storage area
                   15           Open area to Unit No. 19 turbine bay
                   16           Electrical relays and control board
                   17           Flyash silo
                   18           Coal feeder area
                   19           Coal pulverizer area
                   20           Top corner fired burner elevation

                                   PHOTOGRAPHS

                               WILL COUNTY STATION

                    WILL COUNTY STATION SITE PHOTOGRAPHS

               PHOTO NO.        DESCRIPTION
               ---------        -----------
               1 & 2            Turbine bay area for Units No. 1, No. 2, No. 3,
                                and No. 4
               3 & 4            Switchyard arrangement with coal unloading
                                building in background
               5 & 6            Coal conveyor and coal yard area for loading and
                                unloading barges
                 7              Flyash silos and wastewater treatment area
                 8              Cooling water discharge and barge docking area
               9 & 10           Central control room
                 11             Splitter coal pipes at the pulverizer exhauster outlet
                 12             Coal pulverizer outlets
               13 & 14          Dredging lined bottom ash pond area
                 15             Unit No. 4 precipitator expansion/modification work
                 16             Coal conveyor area
               17 & 18          Rotary dump coal unloading area
               19 & 20          Coal dust control equipment in the rotary dump area

                                   PHOTOGRAPHS

                                 JOLIET STATION
                                   UNIT NO. 6

                  JOLIET STATION (UNIT NO. 6) SITE PHOTOGRAPHS

               PHOTO NO.        DESCRIPTION
               ---------        -----------
               1 & 2            Station overview with coal conveyor from Joliet Unit
                                No. 6 to Joliet No. 7 and No. 8
               3 & 4            Coal conveyor to Joliet Unit No. 7 and No. 8 coal
                                yard
               5 & 6            Central control room for Joliet Unit No. 6
                7               Switchyard
                8               Unit No. 6 turbine bay area
                9               Coal yard transfer conveyors from coal yard
                10              Coal storage area
                11              Eight combustion turbines
                12              Unit train and coal unloading shed with rotary car dumper
                13              Unit No. 6 cyclone burner front
                14              Cooling water intake area

                                   PHOTOGRAPHS

                                 JOLIET STATION
                              UNITS NO. 7 AND NO. 8

             JOLIET STATION (UNITS NO. 7 AND NO. 8) SITE PHOTOGRAPHS

               PHOTO NO.        DESCRIPTION
               ---------        -----------
                   1            Station overview with coal conveyor from Joliet Unit
                                No. 6 to Joliet Unit No. 7 and No. 8
                   2            New cooling tower installation to cool the Station
                                cooling discharge
                3, 4, & 5       Turbine bay area
                   6            Cooling water inlet
                   7            Coal storage pile
                   8            Fuel oil storage tank
                   9            Central control room
                   10           Upper corner fired burner area
                   11           Pulverizer housing and ceramic lined internals
                   12           Pulverizer exhauster
                   13           Switchyard area
                   14           Wastewater pond and treatment area
                15 & 16         Flyash silos
                   17           Cooling water inlet from the Des Plaines River
                   18           Precipitator and duct arrangement
                   19           Water storage tank
                   20           Maintenance shop area

                                   PHOTOGRAPHS

                                 COLLINS STATION

                        COLLINS STATION SITE PHOTOGRAPHS

               PHOTO NO.        DESCRIPTION
               ---------        ------------
                   1            Station overview
                   2            Station switchyard
                 3 & 4          Turbine bay area
                   5            Steam turbine generator name plate
                   6            Boiler drain valve arrangement with ball valves
                   7            Central control room
                   8            Central maintenance shop
                 9 & 10         Fuel oil storage tank area
                   11           Heated fuel oil transfer tanks
                   12           Heideke Lake
                13 & 16         Cooling water discharge to the lake
                   14           Cooling water inlet
                   15           Cooling water bypass to the inlet
                   17           Spare transformer
                   18           Switchyard area
                19 & 20         Barge unloading dock area
                   21           Typical main boiler burner front
                   22           Fuel oil transfer tank and pump area
                   23           Auxiliary boiler burner front
                   24           One of two auxiliary boilers

                                   PHOTOGRAPHS

                                POWERTON STATION

                        POWERTON STATION SITE PHOTOGRAPHS

               PHOTO NO.        DESCRIPTION
               ---------        ------------
               1 & 2            Station overview
                 3              Central control room
                 4              Turbine bay area
               5 & 6            Cyclone burner front area
                 7              Coal feeder to cyclone
                 8              Coal conveyor area to coal silos
                 9              Cooling water inlet channel
                 10             Switchyard area
                 11             Cooling water discharge channel
                 12             Coal storage pile
                 13             Slag dewatering bins
                 14             Rail siding for unit coal trains
                 15             Wastewater ponds
                 16             Cooling lake with diversion baffles
                 17             Rotary coal car dumper
                 18             Abandoned switchyard area
                 19             Precipitator and duct arrangement
                 20             Spare transformer
                 21             Penthouse casing bulge caused by boiler leak
                                in penthouse
                 22             Overfire air system ducting

                                  ATTACHMENT 3

                                  VICINITY MAPS

                                  ATTACHMENT 4

                                   SITE PLANS

                                  ATTACHMENT 5

            BOILER AND AUXILIARY EQUIPMENT CONDITION EVALUATION TABLE